UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AK STEEL HOLDING CORPORATION
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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AK Steel Holding Corporation	James L. Wainscott
9227 CENTRE POINTE DRIVE	CHAIRMAN OF THE BOARD, PRESIDENT AND
WEST CHESTER, OHIO 45069	CHIEF EXECUTIVE OFFICER

April 14, 2009

To our Stockholders:

It is my pleasure to invite you to the 2009 Annual Meeting of Stockholders of AK Steel Holding Corporation.  The meeting will be held at 1:30 p.m. Central Daylight Saving Time on Thursday, May 28, 2009 at the Ritz-Carlton Hotel Chicago, located at 160 E. Pearson Street, Chicago, Illinois 60611.

Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 30, 2009, or their duly appointed proxies, and to guests of management.  If you cannot attend the meeting in person, I urge you to participate by voting your proxy in one of the methods explained in the Notice that you received in the mail.  You may also listen to the Annual Meeting via the Internet.  To listen to the live webcast, log on at http://www.aksteel.com and select the link on the homepage for the webcast of the 2009 Annual Meeting of Stockholders.  The webcast will begin at 1:30 p.m. and will remain on the Company’s website for one year.  Please note that you cannot record your vote on this website.

Your vote is important, and the management of AK Steel appreciates your cooperation in directing proxies to vote at the meeting.

We have once again elected to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet.  We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.  Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Your continuing interest in our company is greatly appreciated.  I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ James L. Wainscott
James L. Wainscott

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AK STEEL HOLDING CORPORATION
9227 Centre Pointe Drive
West Chester, Ohio 45069

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS OF AK STEEL HOLDING CORPORATION (THE “COMPANY”)

Date:	Thursday, May 28, 2009
Time:	1:30 p.m., Central Daylight Saving Time
Place:	Ritz-Carlton Hotel Chicago 160 E. Pearson Street Chicago, Illinois 60611

Purposes:	1.	To elect ten Directors of the Company;
	2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009;
	3.	To transact such other business as properly may come before the meeting.

Who Can Vote:	AK Steel stockholders as recorded in our stock register as of the close of business on March 30, 2009.
How You Can Vote in Advance of the Meeting:
You can vote in advance of the meeting via the Internet, by telephone, or, if you order a paper copy of the proxy materials, by using the proxy card that will be enclosed with those materials.  If you intend to use the proxy card, please mark, date and sign it, and then return it promptly in the postage-paid envelope that comes with the card.  If you intend to vote over the telephone or via the Internet, please follow the instructions on the Notice of Internet Availability that you received.  Those instructions are also available on the Company’s website.  Please vote regardless of whether you plan to attend the Annual Meeting.

Right to Revoke Your Proxy:
You may revoke your proxy at any time before it is voted.  To revoke your proxy, you must send written notice of revocation to the Company by submitting a new proxy card with a later date or by submitting a subsequent vote via the Internet or by telephone.  If you are a stockholder of record, you also may attend the Annual Meeting and revoke your proxy in person.

Who May Attend:
Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 30, 2009, or their duly appointed proxies, and to guests of management.  Stockholders will need to present personal photo identification to attend.  If your shares are not registered in your name, you must bring personal photo identification and proof of stock ownership to the meeting to be admitted.  We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you owned as of March 30, 2009.

Cameras and Recording Devices Prohibited:
Please note that no cameras, recording devices or other electronic devices will be permitted at the meeting.  For your safety, we reserve the right to inspect all packages prior to admission at the Annual Meeting.

By Authorization of the Board of Directors,

David C. Horn, Secretary

West Chester, Ohio
April 14, 2009

PROXY STATEMENT

AK STEEL HOLDING CORPORATION
9227 Centre Pointe Drive
West Chester, Ohio 45069

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 28, 2009, and at any and all adjournments thereof.

Once again this year we are taking advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet.  We believe that this “e-proxy” process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting.  On April 14, 2009, we mailed to stockholders a notice containing instructions on how to access our 2009 Proxy Statement and Annual Report on the Internet and to vote online.  That notice also contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report via the United States mail or an electronic copy via e-mail if you prefer either of those alternatives.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A.
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials, including this Proxy Statement and the AK Steel Holding Corporation 2008 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, a Notice of Internet Availability (the “Notice”) was mailed to our stockholders which provides instructions to you as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may submit your proxy on the Internet.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice.

Q.	What is a “proxy?”

A.
A proxy is a person or entity authorized to act for another person.  In this instance, the Board of Directors has appointed a Proxy Committee to vote the shares represented by proxy forms submitted to the Company prior to the Annual Meeting of Stockholders.  Giving the Proxy Committee your proxy means that you authorize the Proxy Committee to vote your shares on your behalf at the Annual Meeting.

Q.	Whom am I appointing as my proxy?

A.	The Proxy Committee consists of James L. Wainscott, David C. Horn and Albert E. Ferrara, Jr.

Q.	What is a Proxy Statement?

A.
The document you are reading is a Proxy Statement.  It is intended to provide you and other stockholders of the Company with information necessary to vote in an informed manner on matters to be presented at the Annual Meeting of Stockholders.  It is sent in conjunction with a solicitation of your proxy.

Q.	Why is the Company soliciting my proxy?

A.
The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on March 30, 2009, the record date, and are entitled to vote at the meeting.  It is important that as many stockholders as possible attend the meeting, either in person or by proxy, and vote on the issues to be decided at the Annual Meeting of Stockholders.  The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues.

Q.	Why did I receive more than one Notice?

A.	You may receive more than one Notice if you hold AK Steel stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.

Q.	How do I obtain voting instructions if my stock is held in “street name”?

A.
If your stock is held in “street name” (i.e., your stock is actually shown on the Company’s records as owned in the name of your bank or brokerage company and that company holds the stock for your benefit), you will receive notice from your bank or broker containing instructions regarding how to access the proxy materials and how to vote.

Q.	Who is a “stockholder of record” and what does that term mean?

A.
If you are shown on the Company’s stock records as the owner of common stock of the Company as of the close of business on March 30, 2009, you are a “stockholder of record” and, as such, are qualified to attend and vote at the Annual Meeting of Stockholders.

Q.	Must I use a proxy or may I vote in person at the Annual Meeting?

A.
If you are a stockholder of record and you provide at the meeting the identification required for admission, you may vote in person at the Annual Meeting of Stockholders.  To be admitted at the meeting, you will need to present personal photo identification.  If your shares are not registered in your name, you must (1) bring personal photo identification and proof of stock ownership to the meeting to be admitted, and (2) obtain and bring with you to the meeting a proxy from your broker, bank or other institution in whose name your shares are held in order to vote those shares at the meeting.  A copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you own as of March 30, 2009 constitutes adequate proof of stock ownership.

Q.	Is there any way for me to vote other than in person or by proxy at the Annual Meeting?

A.
Yes.  If you are a stockholder of record, you may vote over the telephone or via the Internet.  The Notice you received in the mail contains instructions for voting by these methods.  If you hold your shares in “street name,” you must follow the instructions contained in the notice provided to you by the broker, bank or other institution holding your shares on your behalf.

Q.	Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?

A.	You are entitled to one vote for each share of common stock in the Company which you held as of the close of business on March 30, 2009.

Q.	What are my choices when voting on the election of the Directors?

A.	You may vote separately for each Director. You may vote in favor of his or her election or you may withhold from voting with respect to his or her election.

Q.	What does it mean to “WITHHOLD” from voting and what impact does that have?

A.
If you indicate on your proxy card that you wish to “withhold” from voting with respect to a particular Director, your shares will not be voted in favor of that Director.  Your shares will be counted, however, to determine whether there is a quorum present at the meeting.

Q.	What are my choices when voting on the proposal to ratify the Audit Committee’s appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for 2009?

A.	You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to the proposal.

Q.	What does it mean to “ABSTAIN” from voting and what impact does that have?

A.
If you indicate on your proxy card that you wish to “ABSTAIN” from voting with respect to a particular proposal, your shares will not be voted for or against that proposal.  Your shares will be considered “present” and “entitled to vote” at the meeting, however, and will be counted to determine whether there is a quorum present at the meeting.

Q.	What are “broker non-votes” and how are they counted for voting purposes?

A.
Broker non-votes occur when a broker (or other nominee holder, like a bank) returns a proxy, but does not vote the shares represented by that proxy on a particular proposal, usually because the beneficial owners of those shares have not provided direction to the broker on how to vote them.  Broker non-votes do not count for voting purposes, but are counted to determine whether there is a quorum present at the meeting.

Q.	Who will count the votes?

A.
The votes will be counted by an inspector of election appointed by the Board.  The Board has appointed Jeanine Simon of Computershare Investor Services, LLC as the inspector of election and Michael Lang, also of Computershare Investor Services, LLC, as an alternate inspector of election in the event Ms. Simon is unable to serve.

Q.	What is a quorum and why is it important?

A.
In the context of the Annual Meeting, a quorum is the presence at the meeting, either in person or by proxy, of stockholders holding the minimum number of shares of the Company’s stock necessary to make the proceedings of that meeting valid under the Company’s bylaws and applicable law.

More specifically, the presence of stockholders, in person or represented by proxy, holding a majority of the Company’s issued and outstanding shares constitutes a quorum.  If you submit a properly executed proxy, then your shares will be considered part of the quorum.  As of March 30, 2009, there were 109,277,239 issued and outstanding shares of the Company’s common stock, which is the only class of stock outstanding.

Q.	How many votes are needed for the proposals to pass?

A.
Election of Directors.  The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for election as a Director.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the issue is required for ratification of the appointment of the independent registered public accounting firm.

Q.	What constitutes a “majority” in the context of a vote of the shareholders?

A.
A majority means that more than half of the shares present and entitled to vote with respect to a proposal voted “for” that proposal.  Under this standard, abstentions are included as shares “present” and “entitled to vote,” but broker non-votes are not.

Q.	What constitutes a “plurality” in the context of a vote of the shareholders?

A.	A plurality means having the most votes, even if it is less than half the votes cast.

Q.	What happens if I return my proxy card but do not mark how I want my votes to be cast?

A.	If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the Proxy Committee as recommended by the Board of Directors.

Q.	What is the recommendation of the Board of Directors with respect to the election of Directors?

A.	The Board of Directors recommends a vote FOR the election of each of the nominee Directors.

Q.	What is the recommendation of the Board of Directors with respect to the ratification of the appointment of the independent registered public accounting firm?

A.	The Board of Directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

ELECTION OF DIRECTORS
(Proposal 1 on the proxy card)

In accordance with the Company’s by-laws, the Board of Directors has fixed the number of Directors at ten, effective as of the date of the Annual Meeting.  Ten incumbent nominees will stand for election at the Annual Meeting.  If elected, each nominee will serve as a Director of the Company for a term expiring on the date of the next succeeding Annual Meeting or until his or her successor is duly elected and qualified.  If any nominee is unable to serve, or determines, prior to his or her election, that he or she will be unable to serve, proxies may be voted for another person designated by the Board of Directors.  The Company has no reason to believe that any nominee will be unable to serve.

Information Concerning Nominees for Directors

Set forth below is information with respect to the ten nominees for election as Directors.

Richard A. Abdoo	Age:	65

	Director Since:	April 19, 2001

	Committees:	Compensation (Chair), Nominating and Governance

	Principal Occupation:	President, R. A. Abdoo & Co., LLC

	Prior Positions Held:	Served as Chairman and Chief Executive Officer of Wisconsin Energy from May 1, 1991 to April 30, 2004

	Other Directorships:	RENERGY Corporation, NiSource Inc.

	Other Information:	Member of the American Economic Association and is a registered professional engineer in various states.

John S. Brinzo	Age:	67

	Director Since:	January 19, 2007

	Committees:	Compensation, Nominating and Governance

	Principal Occupation:	Retired Chairman of the Board of Directors and Chief Executive Officer of Cliffs Natural Resources, Inc. (f/k/a Cleveland-Cliffs Inc).

Prior Positions Held:
Served as Chairman, President and Chief Executive Officer of Cliffs Natural Resources, Inc. (f/k/a Cleveland-Cliffs Inc) from July 2003 until April 2005; served as Chairman and Chief Executive Officer of Cliffs Natural Resources, Inc. (f/k/a Cleveland-Cliffs Inc) from January 2000 until his retirement as CEO in September 2006.

	Other Directorships:	Alpha Natural Resources, Inc., Brinks Home Security Holdings, Inc., Delta Air Lines, Inc.

	Other Information:	Serves on the Board of Trustees for the Kent State Endowment Foundation. Past Chairman of the National Mining Association.

Dennis C. Cuneo	Age:	59

	Director Since:	January 21, 2008

	Committees:	Nominating and Governance, Public and Environmental Issues

	Principal Occupation:	Attorney, Arent Fox LLP since November 1, 2006.

Prior Positions Held:
Served as Senior Vice President of Toyota Motor North America, Inc. from 2000 to 2006, Corporate Secretary and Chief Environmental Officer of Toyota Motor North America, Inc. from 2004 to 2006, and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006.

	Other Directorships:	BorgWarner, Loyola University, Kettering University, and the National Stock Exchange, and on the Visiting Committee of the University of Chicago’s Physical Sciences Division.

	Other Information:	Served as Chairman of the Cincinnati Branch of the Federal Reserve from 2003 to 2004.

William K. Gerber	Age:	55

	Director Since:	January 1, 2007

	Committees:	Audit (Chair), Public and Environmental Issues

	Principal Occupation:	Managing Director, Cabrillo Point Capital LLC

	Prior Positions Held:	Served as Executive Vice President and Chief Financial Officer of Kelly Services, Inc. from 1998 to December 31, 2007.

	Other Directorships:	Kaydon Corporation, Wolverine World Wide, Inc.

Dr. Bonnie G. Hill	Age:	67

	Director Since:	April 7, 1994

	Committees:	Compensation, Public and Environmental Issues

	Principal Occupation:	President of B. Hill Enterprises, LLC

Prior Positions Held:
Served as President and Chief Executive Officer of The Times Mirror Foundation and Vice President of The Times Mirror Company from February 1997 to July 2001; served as Senior Vice President Communications and Public Affairs for the Los Angeles Times from August 1998 to July 2001; prior thereto, she served as Dean of the McIntire School of Commerce at the University of Virginia.

	Other Directorships:	The Home Depot, Inc., YumBrands, Inc. and California Water Service Group

	Other Information:	Serves on the boards of FINRA Investor Education Foundation, Center for International Private Enterprise (CiPE) and The USA Swimming Foundation.

Robert H. Jenkins	Age:	66

	Director Since:	January 24, 1996

	Committees:	Compensation, Nominating and Governance (Chair)

	Principal Occupation:	Has served as Lead Director of the Board of Directors since January 1, 2006.

Prior Positions Held:
Served as the non-executive Chairman of the Board of the Company from October 16, 2003 to December 31, 2005; served as Chairman of the Board of Sundstrand Corporation from April 1997 and as President and Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into United Technologies Corporation in June 1999; was employed by Illinois Tool Works as its Executive Vice President and in other senior management positions for more than five years prior thereto.

	Other Directorships:	Clarcor Inc., Jason, Inc. and ACCO Brands Corporation.

Ralph S. Michael, III	Age:	54

	Director Since:	July 20, 2007

	Committees:	Audit, Compensation

Principal Occupation and Prior Positions Held:
Former President and Chief Operating Officer of the Ohio Casualty Insurance Company from July 25, 2005 until its sale on August 24, 2007; served as Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, and then as Executive Vice President and Manager of Private Asset Management for U.S. Bank from 2004 through July 2005; served as President of U.S. Bank Oregon from 2003 to 2005; served as Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing from 2001 to 2002; served as Executive Vice President and Chief Executive Officer of PNC Corporate Banking from 1996 to 2001.

	Other Directorships:	Key Energy Services Inc., The Cincinnati Bengals, Inc., Xavier (OH) University, Friedman Billings Ramsey Group, Inc. and Cincinnati Center City Development Corporation.

	Other Information:	Served as a director of Ohio Casualty Corporation from April 2002 until July 2005, Integrated Alarm Services Group from January 2003 until April 2007 and T.H.E. Inc. from 1991 to 2004.

Shirley D. Peterson	Age:	67

	Director Since:	January 13, 2004

	Committees:	Audit, Nominating and Governance

	Principal Occupation:	Retired

Prior Positions Held:
Served as President of Hood College, an independent liberal arts college in Frederick, Maryland from 1995 until 2000; served in the U.S. government, first appointed by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of Internal Revenue from 1989 until 1993; partner in the law firm of Steptoe & Johnson from 1969 until 1989 and 1993 until 1994.

	Other Directorships:	Goodyear Tire & Rubber Company, Champion Enterprises, Inc. and Wolverine World Wide, Inc.

Dr. James A. Thomson	Age:	64

	Director Since:	March 18, 1996

	Committees:	Audit, Public and Environmental Issues (Chair)

	Principal Occupation:	President and Chief Executive Officer of The RAND Corporation, and has served in that capacity since August 1989.

James L. Wainscott	Age:	52

	Director Since:	October 16, 2003

	Committees:	None

	Principal Occupation:	Chairman, President and Chief Executive Officer of the Company since January 1, 2006.

Prior Positions Held:
President and Chief Executive Officer of the Company from October 2003 to December 2005; Chief Financial Officer from July 1998 to October 2003; Treasurer of the Company from April 1995 to April 2001; elected Senior Vice President of the Company in January 2000, having previously served as Vice President from April 1995 until that date.

	Other Directorships:	Chairman, American Iron and Steel Institute.

	Other Information:	Serves on the Board of Trustees for the Anthony Munoz Foundation and the Cincinnati Zoo; Vice Chairman of the Board of Trustees for the Good Samaritan Hospital Foundation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Public and Environmental Issues Committee.  The table below shows the current membership for each Board committee.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Public and Environmental Issues Committee
Richard A. Abdoo		✓ (Chair)	✓
John S. Brinzo		✓	✓
Dennis C. Cuneo			✓	✓
William K. Gerber	✓(Chair)			✓
Dr. Bonnie G. Hill		✓		✓
Robert H. Jenkins		✓	✓(Chair)
Daniel J. Meyer*	✓			✓
Ralph S. Michael, III	✓	✓
Shirley D. Peterson	✓		✓
Dr. James A. Thomson	✓			✓(Chair)
James L. Wainscott
_________________
*
Mr. Meyer is retiring from the Board because he will reach the mandatory retirement age prior to the Annual Meeting of Stockholders on May 28, 2009.  Mr. Meyer will continue to serve as a member of the Audit Committee and the Compensation Committee until he retires at the 2009 Annual Meeting of Stockholders.  After Mr. Meyer retires, the Board will either reduce the size of the Audit Committee and/or the Public and Environmental Issues Committee to four members or appoint another director to serve on one or both of those committees in Mr. Meyer’s place.

Audit Committee

The Audit Committee has five members and met eight times in 2008. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including:

•	overseeing the integrity of the Company’s financial statements;

•	monitoring compliance with legal and regulatory requirements;

•	assessing the independent registered public accounting firm’s qualifications and independence;

•	assessing the performance of the independent registered public accounting firm and internal audit function;

•	determining annually that one or more of its members meets the definition of “audit committee financial expert” within the meaning of the Sarbanes Oxley Act of 2002;

•	reviewing annually the financial literacy of each of its members, as required by the New York Stock Exchange listing standards; and

•
appointing, removing and monitoring the performance of the members of any Benefit Plans Administrative Committee and any Benefit Plans Asset Review Committee of the Company, and periodically reviewing the performance of assets under the direction of the Benefit Plans Asset Review Committee.

In fulfilling these responsibilities, the Audit Committee selects and appoints the independent registered public accounting firm that will serve as the independent auditors of the Company’s annual financial statements.  As a matter of good corporate governance, the Committee seeks ratification by the Company’s stockholders of the appointment of that firm as the Company’s independent registered public accounting firm.  The Committee also meets with representatives of that accounting firm to review the plan, scope and results of the annual audit, the Company’s critical accounting policies and estimates and the recommendations of the independent registered public accounting firm regarding the Company’s internal accounting systems and controls.  A report of the Audit Committee is located on page 54.

In March 2009, the Board of Directors determined that all of the Audit Committee members are financially literate and each of Messrs. Gerber, Meyer and Michael is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee satisfies the requirements of the New York Stock Exchange Rules 303A.06 and 303A.07 and Rule 10A-3 of the Exchange Act and each of its members satisfies the independence, financial literacy and other requirements of those provisions and New York Stock Exchange Rule 303A.02.

Compensation Committee

The Compensation Committee has five members and met five times in 2008.  The primary purpose of the Compensation Committee is to assist the Board in overseeing the Company’s management compensation policies and practices, including:

•	determining and approving the compensation of the Company’s Chief Executive Officer;

•	determining and approving compensation levels for the Company’s other executive officers;

•	reviewing and approving management incentive compensation policies and programs;

•	reviewing and approving equity compensation programs for employees; and

•	reviewing and approving for inclusion in the proxy statement management’s Compensation Discussion and Analysis.

All members of the Compensation Committee are “outside directors” as that term is defined by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), at Section 162(m) and “non-employee directors” as that term is defined in Rule 16b-3(b)(3) under the Exchange Act.  The Compensation Committee satisfies the requirements of New York Stock Exchange Rule 303A.05 and each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02.  For additional information concerning the Compensation Committee and its activities, see “Compensation Discussion and Analysis” beginning on page 20.

Nominating and Governance Committee

The Nominating and Governance Committee has five members and met five times in 2008.  The primary purpose of the Nominating and Governance Committee is to assist the Board in:

•
identifying, screening and reviewing individuals qualified to serve as Directors and recommending to the Board candidates for nomination for election at the Annual Meeting of Stockholders or to fill Board vacancies;

•	overseeing the Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board;

•	developing, recommending to the Board and overseeing implementation of the Company’s Corporate Governance Guidelines;

•	reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary;

•	considering the independence and related qualifying determinations of each Director and nominee for Director and making a recommendation to the Board with respect to such matters; and

•
reviewing the Company’s policies and procedures for the review, approval or ratification of reportable transactions with related persons, including reviewing and addressing conflicts of interest of Directors and executive officers, and making a recommendation to the Board with respect to such matters.

The Nominating and Governance Committee satisfies the requirements of New York Stock Exchange Rule 303A.04 and each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02.

In fulfilling its responsibility of identifying, screening and recommending persons for nomination by the Board to serve as a director, the Committee may solicit input and/or recommendations from other members of the Board and/or independent advisors.  After the Committee deliberates, it reports its findings and recommendation to the Board.  The Board then considers that recommendation and proposes a slate of nominees to the stockholders for election to the Board.  In addition to meeting independence requirements, nominees for the Board must not have reached their 72nd birthday at the time of their election.

The principal criteria for selection of nominees are as follows:

•	personal qualities and characteristics (e.g., judgment, integrity, reputation in the business community, and record of public service);

•	business and/or professional expertise, experience and accomplishments;

•	ability and willingness to devote sufficient time to the affairs of the Board and of the Company;

•	diversity of viewpoints, backgrounds and experience from those of other nominees;

•	the needs of the Company at the time of nomination to the Board; and

•	the likely integration of a particular candidate’s skills and personality with those of other nominees in building a Board that will be effective and responsive to the needs of the Company.

The Nominating and Governance Committee will give appropriate consideration to candidates for Board membership nominated by stockholders in accordance with the Company’s by-laws, or as otherwise recommended and will evaluate such candidates in the same manner as other candidates identified to the Committee.  Any such recommendations may be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069 and should contain whatever supporting material the stockholder considers appropriate.  The Committee also will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s by-laws relating to stockholder nominations as described below at page 56 in “Stockholder Proposals for the 2010 Annual Meeting and Nominations of Directors.”  No such nominee was recommended by any security holder or security holder group for election at the 2009 Annual Meeting.

Public and Environmental Issues Committee

The Public and Environmental Issues Committee has five members and met five times in 2008.  The primary purpose of the Public and Environmental Issues Committee is to review on behalf of the Board, and to advise management with respect to, significant public policy, environmental, legal, health and safety, and trade issues pertinent to the Company and its policies.

Attendance at Meetings

The Board of Directors met ten times in 2008.  The Company does not have a formal written policy regarding Director attendance at the Annual Meeting, although Directors are encouraged to attend the Annual Meeting.  All directors attended the 2008 Annual Meeting in person.  The Company expects each Director to make a diligent effort to attend all Board meetings and meetings of those committees of which he or she is a member.  During 2008, no Director attended fewer than 75% of the aggregate of the total meetings of the Board and those committees of which he or she was a member.

Director Stock Ownership Guidelines

Effective July 21, 2005, upon the recommendation of the Nominating and Governance Committee, the Board adopted stock ownership guidelines for all non-employee Directors.  Those stock ownership guidelines were changed effective October 16, 2008 as a result of the adoption by the Board of the use of restricted stock units rather than restricted stock for the equity portion of Director compensation.  Under the new stock ownership guidelines for non-employee Directors, each such Director is expected to hold at least 25% of the shares of the Company’s common stock issued to that Director pursuant to a restricted stock unit award until at least six months following the Director’s termination of service on the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership of the equity securities of the Company and reports of changes in that ownership.  Exchange Act Rule 16a-3(e) requires officers, Directors and greater-than-ten-percent beneficial owners to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

On May 9, 2008, an amended Form 3 was filed on behalf of Mr. Roger K. Newport to correct an error in the number of shares indirectly held by his son.

On October, 3, 2008, an amended Form 4 was filed on behalf of Mr. Brinzo to correct a typographical error with respect to the transaction date of a reportable transaction that occurred on September 30, 2008 and was reported on a Form 4 on October 1, 2008.

Other than the two amended forms referenced above, to the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations from its executive officers and Directors that no other reports were required, all Section 16(a) filing requirements applicable to the Company’s officers and Directors were complied with during 2008.

Presiding Director and Communication with the Board of Directors

The Company’s Chairman of the Board presides over all Board meetings, except when the Board meets in executive session.  The Lead Director presides over all “executive sessions” of the Board, which New York Stock Exchange rule 303A.03 defines as meetings in which the non-management Directors of the Company meet without management participation.

Stockholders and interested parties may send communications to the Chairman of the Board, to the Lead Director, or to any one or more of the other non-employee directors by addressing such correspondence to the name(s) of any specific Director(s) or to the “Board of Directors” as a whole, and mailing it to: Secretary, c/o AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

Board Independence

In accordance with the requirements of the New York Stock Exchange (“NYSE”), the Board has adopted a policy that at least a majority of its members shall be “independent,” as determined under applicable law and regulations, including without limitation Section 303A of the NYSE Listed Company Manual.  On January 22, 2009, upon the recommendation of the Nominating and Governance Committee, the Board modified its Corporate Governance Guidelines to include categorical standards for determining the independence of all non-employee Directors.  Those standards are set forth in guidelines attached as Exhibit A to the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.aksteel.com.  A Director who meets all of the categorical standards set forth in the Corporate Governance Guidelines shall be presumed to satisfy the NYSE’s definition of “independence” and thus be “independent” within the purview of the Board’s policy on Director independence.

In March 2009, the Nominating and Governance Committee and the Board of Directors held meetings to review the independence of all current non-employee Directors.  In advance of the review meetings, each incumbent Director was asked to provide the Board with detailed information regarding his or her business and other relationships with the Company and its affiliates, and with executive officers and their affiliates, to enable the Board to evaluate his or her independence.

Upon the recommendation of the Nominating and Governance Committee, and after considering all relevant facts and circumstances with the assistance of legal counsel, the Board has affirmatively determined that none of the current incumbent Directors except for Mr. Wainscott has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and all such incumbent Directors except for Mr. Wainscott meet the categorical standards of independence set forth in the Company’s Corporate Governance Guidelines and therefore are “independent” as that term is used and defined in Section 303A of the Listed Company Manual of the New York Stock Exchange and in Rule 10a-3 under the Exchange Act.  The Board further determined that each of the incumbent Directors except for Mr. Wainscott is an “Outside Director” as that term is used in Section 162(m) of the Internal Revenue Code and the associated Treasury Regulations, 26 CFR § 1.162-27 et seq., and is a “Non-Employee Director,” as defined in Rule 16b-3(b)(3) under the Exchange Act..  Directors have an affirmative obligation to inform the Board of any material changes that might impact the foregoing determinations by the Board.

This obligation includes all business relationships between the Director and/or an immediate family member on the one hand and the Company and/or its affiliates and/or executive officers on the other.

Related Person Transaction Policy

All related person transactions, as such transactions are defined by Item 404(a) of Regulation S-K, must be reviewed and approved or ratified by the Board (or a committee of the Board to whom such responsibility is delegated by the Board) for the purpose of determining whether such transactions are in, or not inconsistent with, the best interests of the Company and its shareholders.

Based on information submitted to the Company by Directors and executive officers (on an annual basis) and nominees (prior to their election or appointment to the extent practicable), the Company develops a list of related persons, which it distributes to individuals in the Company who might reasonably be expected to have responsibility for a transaction or proposed transaction between the Company and a related person.  Directors and executive officers are expected to timely update the information they submit to the Company in the event of relevant changes or developments.

The recipients of the list must provide prior notice to the Company’s general counsel of any plans or intentions for anyone within their respective business units, departments or areas of responsibility to enter into any agreement by or on behalf of the Company with a related person.  If the general counsel determines that the proposed transaction is a related person transaction, the transaction will be submitted to the Nominating and Governance Committee for its consideration and approval at its next meeting.

The Nominating and Governance Committee considers all available and relevant facts and circumstances in determining whether to approve a transaction submitted for its review, including if applicable:

•	the benefits of the transaction to the Company;

•
the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director, or an entity in which a Director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally with respect to a comparable transaction.

The Nominating and Governance Committee approves only those related person transactions that it determines are in, or are not inconsistent with, the best interests of the Company and its shareholders.

In the event that the Company enters into a legally binding related person transaction before approval by the Nominating and Governance Committee, then the Nominating and Governance Committee will review the transaction at its next meeting unless it is subject to an exemption.  The Nominating and Governance Committee will determine whether to ratify a related person transaction by applying the same procedures and standards that it would have used to determine whether to approve a related person transaction. In the event that the Nominating and Governance Committee determines that it would not be appropriate to ratify the transaction, the Nominating and Governance Committee will identify the options available to the Company, including but not limited to rescission, amendment or termination of the related person transaction.

Documents Available on the Company’s Website

The charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for AK Steel Directors, Officers and Employees and Code of Ethics for Principal Officers of AK Steel, are posted on the Company’s website at www.aksteel.com.  These documents also are available in print by mailing a request to: Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

DIRECTOR COMPENSATION

During 2008, each Director who was not an employee of the Company received an annual retainer of $90,000 for service on the Board of Directors.  On December 17, 2008, the Board of Directors approved a 5% reduction in the annual Board retainer, effective January 1, 2009.  This reduction was in support of the broader efforts by the Company to reduce its costs and conserve cash in response to the dramatic downturn in business conditions that occurred during the fourth quarter of 2008 and is consistent with the 5% reduction in base salaries implemented effective January 1, 2009 for all of the Company’s salaried, non-represented employees.  With this reduction, each Director will receive an annual retainer of $85,500 for service on the Board of Directors.  This reduction remains in effect indefinitely.  Each non-employee Director who chairs a committee of the Board of Directors receives an additional annual retainer.  The annual retainer for the chair of the Audit Committee is $15,000.  The annual retainer for the chair of the Compensation Committee is $12,500.  The annual retainer for the chair of the Public Environmental Issues Committee is $5,000.  The annual retainer for the chair of the Nominating and Governance Committee is $10,000, having been increased from the prior amount of $5,000 by action of the Board at its July 19, 2008 meeting.  In addition, the Company pays non-employee Directors $2,000 for each Board meeting that they attend and for each meeting that they attend of a committee of which they are a member.  The Company reimburses all Directors for the expenses they incur in attending those meetings.

Each non-employee Director receives at least one-half of his or her annual retainer for service on the Board in the form of equity.  Prior to October 16, 2008, the form of equity used for this purpose was restricted shares of the Company’s common stock.  Upon the recommendation of its Nominating and Governance Committee, and its compensation consultant, the Board of Directors amended the AK Steel Stock Incentive Plan (“Stock Plan”) at its October 1, 2008 meeting to allow restricted stock units (“RSUs”) to be granted to non-employee Directors in lieu of restricted shares of common stock as the equity component of a Director’s compensation.  In addition, the Board of Directors permitted each Director a one-time election to convert all existing restricted shares of stock to RSUs.  All Directors except Mr. Meyer (who is retiring from the Board effective with the Annual Meeting on May 28, 2009) elected to convert their restricted stock to RSUs.  To the extent not so converted, restricted stock issued to a Director prior to October 16, 2008 vests at the end of the Director’s full tenure on the Board.  New grants of RSUs vest immediately upon grant, but are not settled (i.e., paid out) until one year after the date of the grant, unless deferred settlement is elected as described below.  RSUs resulting from converted restricted stock vest and will be settled as of the date of the 2009 Annual Meeting of the company’s stockholders, subject also to a deferred settlement election.  Under the above-referenced amendment to the Stock Plan, Directors were given the option to defer settlement of their RSUs until six months following the date they complete their full tenure on the Board due to attainment of mandatory retirement age, the election by the shareholders of a replacement Director, or the Director’s death or disability.  If a Director elects the deferral option, he or she also may elect to take distribution of the shares upon settlement in a single distribution or in annual installments not to exceed fifteen years.  Mr. Abdoo and Dr. Hill elected to take the deferral option.  Prior to settlement, the holder of an RSU is entitled to receive the value of all dividends and other distributions in the form of additional RSUs, but does not otherwise have any of the rights of a shareholder, including the right to vote the shares underlying the RSU.

Director compensation is paid quarterly.  As noted above, at least half of a Director’s annual retainer for service on the Board is paid in the form of RSUs.  The balance is paid in cash or, at the Director’s option, in the form of additional RSUs.  A Director’s annual retainer for service as a committee chair and his or her attendance fees are paid in cash or, at the Director’s option, in the form of additional RSUs.  Annual retainers are paid prospectively; attendance fees are paid retrospectively.  RSUs are issued quarterly at the time the cash compensation is paid and are settled one-for-one (i.e. one RSU equals one share of Company common stock) on the settlement date, unless deferred settlement is elected.

In addition to the above-described annual retainer and meeting fees paid to all non-employee Directors, Mr. Jenkins also is paid an annual fee in the amount of $60,000 for his service as Lead Director of the Board of Directors.

Under the Director Deferred Compensation Plan, each year a Director may elect to defer any portion of his or her annual retainer or other director fees which is not paid in the form of RSUs.

Upon first being elected to the Board, each non-employee Director is granted options under the Company’s Stock Plan to purchase a total of 10,000 shares of the Company’s common stock.  In addition, the Stock Plan was amended in December 2006 to provide that each Director may receive additional options in a similar amount at approximately five-year intervals.  The five-year interval for a new grant of options to a Director who last received a grant at the time of the amendment was adopted in December 2006 runs from that December 2006 grant date; such a Director thus will next be eligible to receive another grant of options in December 2011.  For all other Directors, the five-year interval runs from the date of the Director’s initial election to the Board.  The option price for each share is the fair market value of the share as defined in the Company’s Stock Plan.  Under the terms of the Stock Plan, fair market value is calculated based on the average of the high and low market price for shares of the Company’s common stock traded on the grant date.  Restrictions on the right to exercise the options lapse on the first anniversary of the date of grant and such options may be exercised at any time thereafter until the tenth anniversary of the grant date or three years after retirement from the Board, whichever is sooner.

An employee of the Company who serves as a Director receives no additional compensation for such service.

DIRECTOR COMPENSATION TABLE

The following table summarizes the total compensation paid to each Director who was a member of the Board during the fiscal year ended December 31, 2008:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Richard A. Abdoo(2)	$73,178	$67,322	$0	$140,500
John S. Brinzo	81,157	44,843	3,888	129,888
Dennis C. Cuneo(2)	18,893	96,162	192,956	308,011
William K. Gerber	100,017	44,843	0	144,860
Dr. Bonnie G. Hill	85,157	44,843	0	130,000
Robert H. Jenkins	150,426	44,843	0	195,269
Daniel J. Meyer	98,657	44,843	0	143,500
Ralph S. Michael, III	77,157	44,843	120,001	242,001
Shirley D. Peterson	89,157	44,843	0	134,000
Dr. James A. Thomson	94,157	44,843	0	139,000
_____________

(1)
Mr. James L. Wainscott, the Company’s Chairman, President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no compensation for his service as a Director.  Mr. Wainscott’s compensation from the Company is reported in the Summary Compensation Table beginning at page 38.

(2)
During 2008, each non-employee Director received at least one-half of his or her annual retainer for service on the Board in the form of restricted stock, with an opportunity to elect to take a greater portion of his or her retainer in such restricted stock.  Messrs. Abdoo and Cuneo elected to take an additional portion of their compensation in the form of restricted stock during 2008.

(3)
During 2008, 50% of each Director’s annual retainer was automatically paid in the form of quarterly grants of restricted stock.  The average of the high and low selling price of the Company’s common stock on the date the retainer is to be paid is used to calculate the number of shares to be issued.  In accordance with a change to the Stock Plan adopted on October 16, 2008, each Director was entitled to elect to convert his or her outstanding shares of restricted stock to RSUs.  As of December 31, 2008, the Directors making this conversion election held the following number of RSUs (rounded to the nearest whole number): Mr. Abdoo, 40,053; Mr. Brinzo, 3,801; Mr. Cuneo, 3,519; Mr. Gerber, 3,928; Dr. Hill, 32,241; Mr. Jenkins, 46,467; Mr. Michael, 2,693; Mrs. Peterson, 17,898; and Dr. Thomson, 31,011.  Mr. Meyer did not elect to convert his then outstanding shares of restricted stock to RSUs, and as of December 31, 2008 he held 1,163 newly-issued RSUs and still held 30,710 shares of restricted stock.

(4)
The amounts included in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R, “Share-Based Payment.”  Options were awarded to Messrs. Brinzo, Michael and Cuneo effective with the date each became a member of the Board of Directors, which were January 19, 2007, July 20, 2007, and January 21, 2008, respectively.  The fair value for options granted on the respective grant dates was $93,300 for Mr. Brinzo; $216,700 for Mr. Michael; and $204,500 for Mr. Cuneo.  Restrictions on the right to exercise options granted to the Directors lapse one year from grant date, and therefore ordinarily are expensed over a 12-month period following their grant date.  The value shown for each of these Directors under the Option Award column thus reflects only the portion of that 12-month period which occurred in 2008.  That was less than one month for Mr. Brinzo, a little more than 6 months for Mr. Michael, and a little more than 11 months for Mr. Cuneo.

As of December 31, 2008, each Director had the following number of options outstanding: Mr. Abdoo, 10,000; Mr. Brinzo, 10,000; Mr. Cuneo, 10,000; Mr. Gerber, 10,000; Mr. Jenkins, 10,000; Mr. Meyer, 20,000; Mr. Michael, 10,000; and Dr. Thomson, 10,000. A discussion of the assumptions used to calculate the value of the stock options reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 64-67 of the Company’s 2008 Annual Report on Form 10-K.

STOCK OWNERSHIP

Directors and Executive Officers

The table below provides stock ownership information as of March 30, 2009 with respect to the beneficial ownership of the Company’s common stock by: (i) each Named Executive listed in the Summary Compensation Table beginning on page 38, (ii) each current Director and each nominee for election as a Director, and (iii) all current Directors, executive officers and Named Executives of the Company as a group:

Directors and Executive Officers	Shares Owned Beneficially(1)	Percentage of Outstanding Shares(2)
Richard A. Abdoo	10,000	*
John S. Brinzo	12,658	*
Dennis C. Cuneo	14,373	*
Albert E. Ferrara, Jr.	83,040	*
Douglas W. Gant	106,701	*
William K. Gerber	13,786	*
Dr. Bonnie G. Hill	2,492	*
David C. Horn	191,017	*
Robert H. Jenkins	60,919	*
John F. Kaloski	126,516	*
Daniel J. Meyer	53,710	*
Ralph S. Michael, III	17,541	*
Shirley D. Peterson	20,359	*
Dr. James A. Thomson	41,370	*
James L. Wainscott	719,758	*
All current and nominee Directors and executive officers as a group (17 persons)	1,589,219	1.45%
_____________

(1)
The amounts in this column for Directors reflect the action taken by the Board on October 16, 2008 to switch to the use of RSUs instead of restricted stock for the equity component of Board compensation and to allow Directors to convert existing shares of restricted stock to RSUs effective December 31, 2008.  All Directors except for Mr. Meyer (who is retiring) elected to convert their restricted shares to RSUs.  An RSU is a grant valued in terms of stock, but no actual shares of stock are issued at the time of the grant.  Accordingly, a significant portion of the effective equity ownership in the Company by Directors is in the form of RSUs which are not reflected in this column because they do not satisfy the definition of “shares beneficially owned” for purposes of this table.  Only those RSUs which may be settled in shares of AK Steel Holding Corporation stock on or before May 28, 2009 meet that definition and are included in this table.  The number of such RSUs (rounded to the nearest whole number) are as follows:  Mr. Brinzo, 2,658; Mr. Cuneo, 2,373; Mr. Gerber, 2,786; Mr. Jenkins, 45,640; Mr. Michael, 1,541; Mrs. Peterson, 16,859; and Dr. Thomson 30,070.  Fractional RSUs held by Directors and included in the table above have been rounded to the nearest whole number.  Because Mr. Abdoo and Dr. Hill deferred settlement of all of their RSUs until their retirement from the Board, no RSUs are included in the table for either of them.

The table also includes options to purchase shares of AK Steel Holding Corporation common stock exercisable before May 28, 2009 as follows:  Messrs. Abdoo, Brinzo, Cuneo, Gerber, Jenkins, Michael, and Thomson, 10,000 shares each; Mr. Meyer, 20,000 shares; Mr. Wainscott, 215,333 shares; Mr. Horn, 32,250 shares; Mr. Kaloski,12,250 shares; Mr. Ferrara, 9,166 shares, and Mr. Gant, 19,166 shares.

(2)	An asterisk indicates ownership of less than 1%.

Other Beneficial Owners

The table below provides information with respect to each person known by the Company to own beneficially more than 5% of the outstanding common stock of the Company as of March 30, 2009:

Name and Address of Beneficial Owner	Shares Owned Beneficially		Percentage of Outstanding Shares

JGD Management Corp. c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	7,551,990	(1)	6.91%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,107,610	(2)	5.59%

(1)
Based on information contained in a statement on Schedule 13G/A, dated December 31, 2008 and filed February 17, 2009, JGD Management Corp. has sole investment power and sole voting power over 7,551,990 shares of the outstanding common stock of the Company.

(2)
Based on information contained in a statement on Schedule 13G dated December 31, 2008 and filed February 13, 2009, The Vanguard Group, Inc. has sole investment power over 6,107,610 shares and sole voting power over 123,676 shares of the outstanding common stock of the Company.

Equity Compensation Plan Information

The table below provides information with respect to compensation plans under which equity securities of the Company are authorized for issuance (note that there are no such plans not approved by security holders):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrant and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	751,313	$17.122	4,532,451

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Historical Perspective

In 2003, the Company was facing very serious financial and business challenges.  The Board took decisive action to address these challenges, including replacing the then-existing top management of the Company in the fall of 2003.  In addition, the Board, through its Compensation Committee (the “Committee”), made significant changes to the compensation program for the Company’s Executive Officers.  Those changes have been described in more detail in the various Proxy Statements which have been filed since the fall of 2003, but they principally included (i) significant reductions in severance benefits, (ii) changes in the calculation of termination benefits in the event of a change in control, (iii) adopting a policy requiring shareholder approval of severance agreements with senior executives providing benefits in excess of a specified amount, (iv) adopting stock ownership guidelines for Executive Officers, (v) changing the metrics used to determine incentive awards under the annual and long-term incentive plans, and (vi) instituting the use of performance-based shares as part of the equity awards to Executive Officers.

All of these changes were intended to reflect prevailing principles of good corporate governance, including emphasizing pay-for-performance in executive compensation, while at the same time creating a strong incentive for the new management team to stay with the Company and work diligently to turn it around financially.  From 2003 through 2008, that management team was extraordinarily successful in its turnaround efforts.  During that period, and until the dramatic and rapid decline in the United States and global economy that occurred during the fourth quarter of 2008, the Company experienced record financial performance.  At the same time, the Company improved what was already the best safety record in the steel industry and re-established itself as having the best quality in the steel industry based upon an independent survey of steel industry customers.  Since 2003, the Company’s cash and overall liquidity positions have improved substantially, its net debt has been significantly reduced, it has contributed $884 million to its pension fund, and it has invested more than $697 million back into its business.  As a consequence of all of these efforts and improvements, the Company is far better positioned to sustain itself through the current economic downturn than it was at the time of the last economic downturn in the steel industry in the early 2000s.

Indeed, until the dramatic downturn in the economy, the Company was well on its way in 2008 to its best-ever annual financial performance.  Unfortunately, that economic downturn had a severe negative impact on the Company’s business in the fourth quarter and likewise hurt the Company’s full-year results.  In addition, most of the key financial metrics reported by the Company were adversely impacted by two significant non-cash charges which the Company recorded in the fourth quarter of 2008.  The first of these charges was a “corridor charge” of $660.1 million which the Company recognized in the fourth quarter under its method of accounting for pensions and other postretirement employee benefits.  The second charge was a curtailment charge of $39.4 million associated with the “lock and freeze” of certain defined benefit pension plans for our salaried employees.  While both of these items were pre-tax, non-cash charges, they collectively resulted in a significant reduction in the reported results for the Company’s fourth quarter and full-year operating profit and net income.  Despite all of these major obstacles, the Company still was able to establish new annual records for average selling price and revenue and, excluding the fourth quarter non-cash corridor and curtailment charges, it also established new records for adjusted operating profit and adjusted operating profit per ton.  Thus, despite the economic downturn, on an adjusted basis the Company did achieve its best-ever annual financial performance in 2008.

The compensation reported for 2008 in this Proxy Statement reflects that outstanding performance, not only in 2008, but also in the preceding years.  It was during those years that the management team laid the foundation for the Company’s outstanding performance in 2008 in the face of such extraordinarily challenging business conditions.  In fact, the three-year period ending in 2008 was the best three-year financial performance in the history of the Company.  Thus, as detailed in the discussions below, the 2008 compensation for the management team includes incentive awards earned under the Company’s annual and long-term incentive plans.  In both instances, these awards were based upon performance against objective criteria established early in 2008 (with respect to the annual incentive plan) and early in 2006 (with respect to the long-term incentive plan).  The 2008 compensation also includes a payout of performance shares at 75% of the target for the three-year performance period ending in 2008, based upon the Company’s total shareholder return during that period relative to the total shareholder return during that same period of the companies in the Standard & Poor’s 400 Midcap Index.  Again, these payouts were earned based upon performance against objective criteria established early in 2006.

In summary, the economic downturn that started in the fourth quarter of 2008 did not significantly impact the 2008 compensation of the Company’s Named Executive Officers (“NEOs”) because most of that compensation had been received, or was earned based upon performance of the Company, before the impact of that downturn.  That impact has continued into 2009, however, and while the focus of this Compensation Discussion and Analysis is on 2008 compensation matters, it is important to note that the Committee and the Company have taken the current economic situation into consideration in making decisions about 2009 compensation.  For instance, the base salary of each NEO of the Company has been reduced by 5%, effective January 1, 2009 and continuing indefinitely.  In addition, the value of the equity component of each NEO’s compensation package awarded in January 2009 was reduced by approximately 25% compared to the value of the equity component awarded in January 2008.

As noted above, the Company has performed very well since 2003, and the Committee believes that the compensation program in place since then has contributed to that success by providing appropriate incentives to the management team to encourage them to work diligently and effectively to turn the Company around financially and put it back on a path of sustained profitability.  Therefore, based upon its review, the Committee concluded that the NEOs’ 2008 compensation packages were consistent with and appropriate under the Company’s existing compensation program.

Compensation Committee

The Committee is responsible for determining the compensation of the Company’s Executive Officers. When the Committee deems it appropriate, it may, at its discretion, seek ratification of its determinations by the Board.  For purposes of this discussion, the term “Executive Officers,” when capitalized, includes the following in reference to 2008:

James L. Wainscott—Chairman of the Board of Directors, President and Chief Executive Officer

David C. Horn—Sr. Vice President, General Counsel and Secretary

John F. Kaloski—Sr. Vice President, Operations

Albert E. Ferrara, Jr.—Vice President, Finance and Chief Financial Officer

Douglas W. Gant—Vice President, Sales and Customer Service

Alan H. McCoy—Vice President, Government and Public Relations

Thomas F. McKenna—Vice President, Labor Relations (until March 31, 2008)

Lawrence F. Zizzo—Vice President, Human Resources

Committee Membership and Meetings

The Committee is comprised entirely of Directors who are not current or former employees or officers of the Company and who have been determined by the Board of Directors to meet the independence standards of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange.  Each member of the Committee is also an “outside” Director for purposes of Section 162(m) of the Internal Revenue Code (the “Internal Revenue Code”).  There currently are five members of the Committee.  They are Richard A. Abdoo, John S. Brinzo, Dr. Bonnie G. Hill, Robert H. Jenkins and Ralph S. Michael, III.  Mr. Abdoo is the Chair of the Committee.  The Committee has five regularly scheduled meetings each year and holds other meetings as necessary.  Agendas for the meetings generally are developed based upon the Committee’s responsibilities under its Charter and collectively are intended to ensure that the Committee satisfies all of those responsibilities, with such additions to the agendas as Mr. Abdoo determines are appropriate in consultation with other members of the Committee and with Mr. Wainscott, Mr. Zizzo and/or Mr. Horn.  Members of management, typically including Messrs. Wainscott, Horn and Zizzo, ordinarily are present at the start of each meeting, but the Committee typically also meets in executive session without any members of management present prior to the conclusion of each meeting.  As appropriate, Mr. Claude E. Johnston of Frederic W. Cook & Co., Inc., the Committee’s consultant for executive compensation matters, also attends meetings, in person or telephonically, including a portion of the executive sessions.

Committee Charter and Responsibilities

The general function of the Committee is to oversee the Company’s management compensation policies and practices and its policies and programs with respect to succession planning and the development of senior management personnel.  The Committee operates under a written charter reviewed and approved by the full Board of Directors of the Company.  The Committee’s Charter describes its specific responsibilities and is available at www.aksteel.com.

Committee Support and Discharge of its Responsibilities

In discharging its responsibilities, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company.  The Committee has the power to retain outside counsel and compensation consultants or other advisors to assist it in carrying out its responsibilities.  The Company is required to, and does, provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors.  The Committee has the sole authority to retain, compensate, direct, oversee and terminate such counsel, compensation consultants, and other advisors hired to assist the Committee and all such advisors are ultimately accountable to the Committee.  In 2008, the Committee retained an executive compensation consultant (see discussion below), but did not hire any other advisors.  The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as the subcommittee is solely comprised of one or more members of the Committee.

Use of Executive Compensation Consultant

In connection with the determination of the compensation packages for 2008 of the Company’s Named Executive Officers — i.e., Messrs. Wainscott, Ferrara, Gant, Horn and Kaloski (the “NEOs”) — identified in the Summary Compensation Table beginning on page 40 of this Proxy Statement, the Committee retained Mr. Claude E. Johnston, through his employer Frederic W. Cook & Co., Inc. as its consultant for executive compensation matters.  Mr. Johnston has provided executive compensation consulting services to the Committee since 2003.  Mr. Johnston reports directly to the Committee, but works with management on behalf of the Committee, in particular the Company’s Vice President, Human Resources, and its Secretary, to develop internal compensation data and to implement compensation policies, plans and programs.  Mr. Johnston also works with Mr. Wainscott to assist him in developing his recommendations to the Committee for non-CEO Executive Officer compensation packages.  Mr. Johnston provides analytical assistance and data to the Committee with respect to the design, implementation and evaluation of the Company’s compensation program for Executive Officers.  This includes providing assistance to the Committee in identifying similarly-situated companies to be included in a peer group to be used to develop competitive data.  That data is used in the determination annually of base salary, annual and long-term incentives, and equity grants.  Mr. Johnston also periodically compiles survey data from that peer group and, if appropriate, other companies.  Mr. Johnston further assists the Committee in developing, evaluating and administering incentive plans, agreements addressing post-termination benefits, and other ongoing compensation-related arrangements or benefits.  On request, Mr. Johnston also provides consulting services to the Board with respect to Director compensation matters.  Neither Mr. Johnston nor his employer, Frederic W. Cook & Co., Inc., provides any other services to the Company.

Company Compensation Philosophy

The Company’s compensation philosophy, as determined by the Committee and approved by the Board, is that a compensation program should strengthen the commonality of interests between management and the Company’s stockholders, while at the same time enabling the Company to attract, motivate and retain executives of high caliber and ability who will drive the Company’s success.  Consistent with the objective of strengthening the commonality of interests between management and the Company’s stockholders, the Committee believes that a significant portion of the overall compensation package for each of the Company’s Executive Officers should include components that link the executive’s compensation to the Company’s performance, including performance-based vesting provisions for a portion of the equity incentives awarded to each Executive Officer.  The Committee further believes that the Company’s compensation program should be designed to reward superior performance and to provide financial consequences for below-market performance.  Consistent with that design objective, and the goal of attracting, motivating and retaining executives of high caliber and ability who will drive the Company’s success, the Committee attempts to establish a fair and reasonable compensation package for each Executive Officer that reflects not only the relative performance of the Company against its peers, but also is competitive relative to the Executive Officer’s peers, both inside and outside the Company.  The percentage of total compensation that is performance-based generally will increase with the level of seniority and/or responsibility of the executive.  There is no set formula or policy, however, with respect to the allocation between performance-based and non-performance based compensation.  Nor is there any set formula or policy with respect to the allocation between cash and non-cash compensation.

The Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation philosophy and program with the assistance of an independent consultant.  Since 2003, the independent consultant has been Mr. Johnston.  Typically that review occurs during the Committee’s October meeting, in anticipation of and preparation for the determination of executive compensation packages at its following January meeting.  If the Committee decides that changes to the compensation philosophy and program are appropriate, they are recommended to the full Board for approval.  If approved, the changes are applied prospectively.

Specific Compensation Policies

Shareholder Approval of Severance Agreements with Senior Executives

The Board has a policy concerning shareholder approval of certain severance agreements with the Company’s senior executives.  That policy provides that the Board should seek shareholder approval or ratification of severance agreements with the Company’s senior executives entered into on or after May 13, 2003 if such agreements require payment of benefits attributable to severance in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary plus annual and long term incentive bonuses payable for the then-current calendar year.  For purposes of this policy, the term “severance agreement” means an employment agreement, retirement agreement or change-in-control agreement which contains a provision for payment of benefits upon severance of employment with the Company, as well as renewals, modifications or extensions of such agreements.  The term “senior executive” means the Chief Executive Officer, President, principal financial officer, principal accounting officer and any elected Vice President of the Company.  The term “benefits” means lump-sum cash payments (including cash payments in lieu of medical benefits and excluding gross up payments to cover excise taxes) and the estimated present value of future periodic cash payments to be paid to a senior executive in excess of what he or she otherwise would be entitled to receive under the terms of any qualified or non-qualified company pension or employee benefit plan.

Stock Ownership Guidelines for Executive Officers

The Board also has a policy concerning stock ownership guidelines for Executive Officers.  The principal objective of the policy is to enhance the linkage between the interests of shareholders and executive management through a minimum level of stock ownership. In addition, the policy’s guidelines are intended to provide Executive Officers with direction as to when they may sell shares.  The policy establishes a “target ownership” guideline for the Company’s common stock for each Executive Officer.  The guideline typically is expressed as a number of shares equal in market value to a multiple of the Executive Officer’s annual base salary.  The target ownership guideline set for each Executive Officer varies in amount based upon that person’s relative level of seniority and responsibility.  Among the NEOs, the target ownership guideline for Mr. Wainscott is a number of shares equal in market value to three times his annual base salary at the time the guidelines were established.  The ratio for Messrs. Horn and Kaloski is one-and-one-half times their then-annual base salary.  For Messrs. Ferrara and Gant, the ratio is one times their then-annual base salary.  Once established, an Executive Officer’s target ownership guideline does not re-adjust automatically as a result of changes in his or her base salary or changes in the price of the Company’s stock.  However, the Committee may, from time to time, reevaluate and revise a particular Executive Officer’s target ownership guideline in light of such changes.  For purposes of the policy, “ownership” includes (i) shares of Company stock held directly by an Executive Officer, (ii) shares of Company stock held by an Executive Officer’s family member living in the same household, and (iii) shares of Company restricted stock held directly by an Executive Officer, whether or not yet vested. “Ownership” does not include options, whether vested or unvested, to purchase stock.  Executive Officers are expected to attain the minimum level of target ownership within a period of three years from the effective date of the policy or from the date he or she is first elected as an Executive Officer, whichever is later.  Currently, each of the Executive Officers is in compliance with the stock ownership guidelines.

2008 Compensation Process and Program Overview

Compensation Determination Timing

Although the Committee receives and considers data, reports, and other information throughout the year in the course of performing its responsibility to oversee the Company’s management compensation policies and practices, the Committee typically determines the annual compensation package for each of the Executive Officers, including equity grants and participation in any annual or long-term incentive programs, at its January meeting each year.  The 2008 base salary and equity compensation determinations for each of the Company’s Executive Officers were made at the Committee’s January 2008 meeting.  The performance goals for incentive awards under the Company’s annual and long term performance plans were established at the Committee’s March 2008 meeting.

Use of Competitive Data in the Compensation Determination Process

The Committee engaged Mr. Johnston, through his employer Frederic W. Cook & Co., Inc., as its executive compensation consultant to provide assistance to the Committee in determining appropriate annual compensation packages for 2008.  The Committee directed Mr. Johnston to develop competitive compensation data based upon publicly available information from the Company’s peer group as well as general industry surveys for similarly-sized companies. (See the discussion below for a list of who is in this peer group and the criteria used to establish it.)  In making its compensation determinations for 2008, the Committee relied upon and considered this data as a factor in its determination, but it does not have a policy or practice of utilizing a particular compensation percentile as a benchmark for purposes of determining initial or subsequent salary levels.  Rather it uses this competitive data principally in two respects.  First, it provides one measure for assessing the reasonableness of any compensation package the Committee is considering for an Executive Officer.  Second, it assists the Committee in implementing its goal of retaining executives of high caliber by enabling the Committee to better understand what competitors may pay to attract away an existing Executive Officer and what the Company must pay to attract to the Company a candidate for an Executive Officer position.

Peer Companies

The competitive surveys include compensation data from various industrial companies with sales, size and scope reasonably comparable to those of the Company, as well as other large publicly-owned, United States-based companies in the steel industry.  For purposes of determining the 2008 compensation of the Company’s Executive Officers, that peer group consisted of the following companies:

•	Allegheny Technologies, Inc.	•	Precision Castparts Corp.
•	American Axle & Manufacturing Holdings	•	Rohm and Hass Company
•	ArvinMeritor, Inc.	•	Smurfit-Stone Container Corporation
•	Commercial Metals Company	•	Tenneco Automotive Inc.
•	Eaton Corporation	•	The Timken Company
•	MeadWestvaco Corporation	•	United States Steel Corporation
•	Nucor Corporation	•	Worthington Industries, Inc.

The Committee periodically reviews this peer group to evaluate whether it remains reasonable and appropriate.  The Committee reviewed the peer group in January of 2008.  At that time, the Committee concluded that the then-existing peer group continues to be reasonable and appropriate and determined not to make any changes to it.

Use of Tally Sheets

The Committee utilizes tally sheets to review the amounts payable under each element of an NEO’s compensation, as well as the aggregate value, in the event of a circumstance which would trigger payment of post-termination compensation.  These tally sheets are prepared by Mr. Johnston, with the assistance of the Company’s independent outside actuary, and are reviewed by him with the Committee.  The Committee used the tally sheets, in conjunction with the competitive data noted above, as a measure for assessing the reasonableness of the compensation packages approved by the Committee for an Executive Officer, including the NEOs.  This assessment of reasonableness included a comparison of the compensation packages of each Executive Officer for internal equity between and among the Executive Officers, as well as a comparison of the compensation packages of each Executive Officer to relevant executive positions in the Company’s peer group.

2008 Compensation Process

With respect to all of the Company’s Executive Officers, including its NEOs, the Committee followed its stated process for determining 2008 compensation packages.  In accordance with that process, the Committee considered the following factors in establishing base salaries and target performance award opportunities of, and determining awards of restricted stock, performance shares and stock options to, individual Executive Officers, including the NEOs:

•	Frederic W. Cook & Co., Inc.’s competitive data report;

•	the Company’s safety, quality and financial performance in 2008 and the trends associated with these performance metrics over the last few years;

•	the Board’s evaluation of each Executive Officer’s relative contribution to the Company’s performance during those periods;

•	the performance of the Company’s publicly traded securities during those periods;

•	the extent to which performance goals incent appropriate conduct and do not encourage inappropriate or excessive risk that would not be in the best interests of the Company and its stakeholders;

•	the highly competitive nature of the steel industry; and

•
the need to retain and motivate the management team to continue the Company’s financial improvement and compete effectively in the highly competitive steel industry, especially given the disadvantages the Company has in competing against steel companies which either have shed or never had significant retiree pension and healthcare obligations.

The Committee also met with Mr. Wainscott as CEO and President of the Company with respect to each of the other Executive Officers, including the other NEOs.  Mr. Wainscott provided his evaluation of the NEOs’ performance for the Committee’s consideration in its determination of their respective compensation packages.  Mr. Wainscott also made a recommendation to the Committee for its consideration with respect to what he believed would be an appropriate compensation package for each Executive Officer (other than himself), including each of the other NEOs.

The Committee generally follows the same compensation process described above with respect to Mr. Wainscott (except that he does not make any recommendations with respect to his own compensation).  However, the Committee also employs additional procedures in connection with its determination of Mr. Wainscott’s compensation.  These additional procedures, which were part of the process used to determine his 2008 base salary and target incentive compensation, include conducting and considering an annual performance evaluation of Mr. Wainscott as the CEO and President of the Company.  More specifically, in connection with the determination of Mr. Wainscott’s 2008 base salary and target incentive compensation, the Committee evaluated his 2007 performance as CEO and President of the Company.  For that purpose, the Committee approved prior to its January 2008 meeting a written performance evaluation form to be completed by all members of the Board.  Mr. Wainscott completed a self-evaluation using the same evaluation form.  All of these completed forms were returned to the Chairman of the Committee and he then summarized and presented them to the full Board.  In addition, each year Mr. Wainscott prepares a list of proposed annual goals and objectives for himself and the Company and provides that list to the Committee.  Mr. Wainscott prepared such a list for 2007 and the Committee approved his proposed 2007 goals and objectives at its January 2007 meeting.  The Board considered that approved list of 2007 goals and objectives in connection with its January 2008 evaluation of Mr. Wainscott’s 2007 performance.  Those goals and objectives addressed the following subjects: customer needs, total employment costs, raw materials strategies, increasing electrical steel production, major capital projects, improving financial performance, cash utilization, improving fundamental operating measures, management team development, and enhancing shareholder value.

Management Role in the Compensation Process

Mr. Wainscott makes recommendations to the Committee, in consultation with Mr. Johnston as the Committee’s executive Compensation Consultant, with respect to the annual compensation packages for all of the Executive Officers other than himself.  See the discussion above of the 2008 Compensation Process.  In addition, as part of a special recognition program for all employees and subject to the ratification of the Committee and the Board when applied to Executive Officers, Mr. Wainscott may grant special recognition cash awards to Executive Officers for extraordinary performance in an amount up to one month of base salary.  No such special recognition awards were granted, however, for 2008.

Other than Mr. Wainscott, the only member of management who provides a recommendation to the Committee with respect to the annual executive compensation program is Mr. Zizzo in his capacity as Vice President, Human Resources.  Mr. Zizzo makes a recommendation to the Committee each year with respect to the goals used for purposes of determining performance awards in the next performance cycle under the Company’s Annual Management Incentive Plan (the “Annual Incentive Plan”) and Long Term Performance Plan (the “Long Term Plan”).  This includes goals for safety, quality and net income for performance under the Annual Incentive Plan and cumulative earnings-before-interest-taxes-depreciation-and-amortization, or “EBITDA,” for performance under the Long Term Plan.  Mr. Zizzo’s recommendation with respect to such goals takes into consideration the Company’s performance against the goals of the prior performance cycle, consultation with Mr. Wainscott and other management personnel concerning the anticipated performance of the Company in the next performance cycle with respect to those goals, and an evaluation of what would be a realistic, but appropriately demanding, performance level for each specific goal.  Mr. Zizzo further evaluates and makes recommendations to the Committee with respect to the design and implementation of the various incentive plans, retirement plans, and other ongoing compensation-related arrangements and benefits for the Executive Officers.

Committee Conclusion and Action with respect to 2008 Compensation Packages

After following its stated compensation process, and discussing the factors set forth above, the Committee concluded at its January 2008 meeting that the 2008 compensation packages under consideration for each of the Company’s Executive Officers, including the NEOs, were consistent with the Company’s compensation philosophy and were reasonable, competitive and appropriate, both individually and taken as a whole.  The Committee further concluded that these packages reflected current conditions at the Company and in the industry, and would provide adequate and appropriate incentives to the Executive Officers to stay with the Company and to work diligently and effectively to improve its performance, not only in 2008 but for a longer term.

The Committee therefore approved the compensation packages for 2008 that are reflected in the Summary Compensation Table beginning on page 38 of this Proxy Statement.  The Committee then reported its action to the Board and recommended that the Board ratify the compensation packages approved by the Committee.  After consideration and discussion by the Board as a whole, the Board ratified those packages at its January 2008 meeting.

Executive Compensation Program Elements

The key elements of the Company’s executive compensation program for its NEOs are:

•	base salary;

•	annual performance awards under the Company’s Annual Incentive Plan;

•	long-term performance awards under the Company’s Long Term Plan;

•	awards of stock options, restricted stock and performance-based equities under the Company’s Stock Incentive Plan (the “Stock Plan”); and

•	certain employee benefits, perquisites and post-employment benefits.

Each of these elements is addressed separately below.

Base Salary

The salary level for an NEO is assigned initially based upon experience, expertise, job responsibilities and competitive data, including a review of the salary levels for comparable positions at other similarly-situated major corporations as disclosed in competitive data presented by Mr. Johnston.  As noted above, the individual performance of each NEO other than Mr. Wainscott is reviewed by the Committee with Mr. Wainscott.  Mr. Wainscott’s individual performance is reviewed by the Committee based upon a written evaluation by the Board of Mr. Wainscott’s performance against various goals and objectives.  The Committee also reviews the base salary levels of the NEOs for internal consistency and equity relative to each other.  The principal factors in determining whether to increase, maintain, or decrease an annual base salary for an NEO are individual performance, Company performance, changes in job responsibility, and competitive market compensation data and trends.  The Committee does not rely on any specific formula, nor does it assign specific weights to the various factors used in determining base salaries.  Strong individual performance and strong Company performance would generally result in above-market increases.  Below-market increases, no increases or, potentially, decreases would generally occur in years when both individual performance and Company performance are below expectations.

Annual Incentive Awards

The Company provides annual cash performance awards to its employees, including its NEOs, pursuant to its Annual Incentive Plan.  This component of an NEO’s compensation is intended to motivate the NEO to focus on both financial and non-financial annual performance-based goals that directly impact shareholders.  Under the terms of the Annual Incentive Plan, a participant can earn a performance award based upon the annual performance of the Company against goals established for three different performance factors: safety, quality and net income.  The Committee assigns an annual threshold goal and target goal for each of these performance factors at the start of the year.  The Committee also assigns an annual goal for the net income factor which, if achieved, would result in payment of the maximum performance award under the Annual Incentive Plan.  No performance awards are paid under the Annual Incentive Plan for performance below the threshold goal absent exceptional circumstances and action by the Committee.

Through 2007, a performance award at the target level would be paid under the Annual Incentive Plan to the CEO in an amount equal to base salary and a performance award at the maximum level would be paid in an amount equal to two times base salary.  For the other NEOs, a performance award at the target level would be paid in an amount equal to one-half of base salary and a performance award at the maximum level would be paid in an amount equal to base salary.  At its January 2008 meeting, however, the Committee modified the percentage of base salary which an Executive Officer could be awarded under the Annual Incentive Plan.  These changes were made as part of the determination of 2008 compensation packages for the Executive Officers and were intended to increase the portion of an Executive Officer’s total compensation package which is performance-based.  Thus, beginning in 2008, a performance award at the target level would be paid under the Annual Incentive Plan to the CEO in an amount equal to 110% of base salary and a performance award at the maximum level would be paid in an amount equal to 220% of base salary.  For the other NEOs, and depending upon the NEO’s position, a performance award at the target level would be paid in an amount equal to either 60% or 65% of base salary and a performance award at the maximum level would be paid in an amount equal to either 120% or 130% of base salary.  Performance awards between the threshold and the target level are determined by a straight-line interpolation between those two levels, starting from a base of zero at the threshold level.  By way of example, assuming that a potential award at the target level for a particular performance factor was $10,000, then annual performance by the Company at halfway between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $5,000.  Similarly, performance at three quarters of the way between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $7,500.

Under the terms of the Annual Incentive Plan, the Committee weights each performance factor as a percentage of the whole.  For 2008, the Committee approved the weighting of the three performance factors at 20% for safety, 20% for quality and 60% for financial performance for purposes of determining the portion of a performance award paid up to the target level.  Payment of a performance award, if any, beyond the target level is based solely upon financial performance.  Since payment beyond the target level is predicated solely on financial performance, this has the effect of reducing the percentage of the whole award attributable to safety and quality.  For example, if a performance award is earned at the maximum level, the relative weightings would be 10% for safety, 10% for quality and 80% for financial performance.  With respect to the safety performance factor, the metric selected by the Committee to measure performance was the number of OSHA recordable cases.  That metric was selected because it is a standard metric reported to a federal government agency and is commonly used in the industry as a measure of safety performance. In addition, there is no higher priority at the Company than the safety of its employees.  At its March 2008 meeting, the Committee established a 2008 target level goal for the safety component of the Annual Incentive Plan of no more than 34 OSHA recordable injuries company-wide.  For all of 2008, the Company had a total of 22 recordable injuries, its second best-ever performance.  In 2008, the Company thus exceeded the target level performance goal for safety under the Annual Incentive Plan.

With respect to the quality performance factor, the Committee selected three metrics: internal rejections, internal retreats and external customer claims.  Those metrics were selected because they also are commonly used in the industry to measure quality performance.  In addition, there is a direct relationship between the Company’s performance with respect to each of those metrics and the Company’s costs attributable to quality.  At its March 2008 meeting, the Committee established a 2008 target level goal of no more than 0.69 for the internal rejection rate (i.e., the percentage of tons produced which were rejected), 0.92 for the internal retreat rate (i.e., the percentage of tons produced which were retreated internally), and 0.18 for the customer claim rate (i.e., the percentage of sales for which we paid customer claims).  For all of 2008, the Company had a rejection rate of 0.53, a retreat rate of 0.81 and a customer claims rate of 0.16.  In 2008, the Company thus performed at better than the target level performance goals with respect to each of the three quality metrics used to measure its performance under the Annual Incentive Plan.  Many individual plants and operational units had their best-ever performance with respect to quality in 2008.  Company-wide, it was one of the best performances in the history of the Company.

The 2008 target goals established by the Committee for safety and quality were intended and expected to reflect industry-leading performance.  The threshold goals were set at 125% of the target goal (in these instances, due to the nature of the metrics, a higher number reflects less successful performance).

With respect to the financial performance factor, the Annual Incentive Plan establishes net income (excluding special, unusual and extraordinary items, which items include the non-cash corridor and curtailment charges referred to in Executive Summary and Historical Perspective, on page 20, above) as the performance metric and that was the performance metric used for 2008.  The net income threshold goal typically is set at a level which would represent a minimum acceptable performance by the Company.  The target goal typically is set at a level which would represent performance which is more demanding, but still reasonably attainable.  The maximum goal is set at a level which would represent extraordinary performance.  More specifically, at its March 2008 meeting, the Committee established the 2008 threshold goal for net income at $236 million, the target goal at $341 million and the maximum goal at $446 million.  For all of 2008, the Company’s net income (excluding special, unusual and extraordinary items) was $436 million.  In 2008, the Company thus earned the payment of an award between the target and the maximum level under the Annual Incentive Plan.

On January 21, 2009, the Company’s Board of Directors, upon the recommendation of the Committee, approved the payment of performance awards for the 2008 performance period under the Annual Incentive Plan, including performance awards to the Company’s NEOs.  More specifically, the Board approved, upon the recommendation of the Committee, the payment of performance awards at approximately ninety-five percent of the maximum level available under the Annual Incentive Plan for 2008.

The amounts of the Annual Incentive Plan performance awards to the NEOs for 2008 are included in the Summary Compensation Table beginning on page 38 of this Proxy Statement.

Long Term Incentive Awards

The Company also provides cash performance awards to its employees, including its NEOs, pursuant to its Long Term Plan.  The fundamental purposes of the Company’s Long Term Plan are to:

•	align the interests of management more closely with the interests of the shareholders;

•	assist the Company in recruiting, retaining and motivating a highly talented group of managers who will successfully manage the Company in a way which benefits all of its stakeholders;

•	link a portion of management’s compensation to the performance of the Company; and

•	increase the focus of management on the Company’s long-term performance by establishing performance goals that support long-term strategies.

Under the terms of the Long Term Plan, a participant can earn a performance award based upon the three-year performance of the Company against a goal established by the Committee at the start of that three-year period.  Since 2005, the Committee has used cumulative EBITDA as the performance metric for the Long Term Plan (excluding special, unusual and extraordinary items, which items include the non-cash corridor and curtailment charges referred to in Executive Summary and Historical Perspective, on page 20, above).  The Committee selected this metric because the Committee believes it creates a strong incentive for management to achieve the Company’s objective of sustainable profitability.  In addition, the Committee believes the use of this metric will more closely align the interests of management with the interests of the Company’s shareholders.

Pursuant to the terms of the Long Term Plan, the Committee establishes cumulative EBITDA threshold, target and maximum payout goals at the start of each three-year performance period. In determining the Long Term Plan goals, the Committee attempts to establish a target goal which will be challenging to achieve and that is not likely to be satisfied with respect to every three-year performance period.  As with respect to the Annual Incentive Plan goals, the threshold goal would be set at a level which would represent a minimum acceptable performance by the Company and the maximum goal would be set at a level which represents extraordinary performance.  The threshold must be met before any payout is made.

Through 2007, a performance award at the target level would be paid under the Long Term Plan to the CEO in an amount equal to base salary and a performance award at the maximum level would be paid in an amount equal to two times base salary.  For the other NEOs, a performance award at the target level would be paid in an amount equal to one-half of base salary and a performance award at the maximum level would be paid in an amount equal to base salary.  At its January 2008 meeting, however, the Committee modified the percentage of base salary which an Executive Officer could be awarded under the Long Term Plan.  These changes were made as part of the determination of 2008 compensation packages for the Executive Officers and were intended to increase the portion of an Executive Officer’s total compensation package which is performance-based.  Thus, for the three-year performance period beginning in 2008, a performance award at the target level would be paid under the Long Term Plan to the CEO in an amount equal to 110% of base salary and a performance award at the maximum level would be paid in an amount equal to 220% of base salary.  For the other NEOs, and depending upon the NEO’s position, a performance award at the target level would be paid in an amount equal to either 60% or 65% of base salary and a performance award at the maximum level would be paid in an amount equal to either 120% or 130% of base salary.  There is a linear progression of the payout for achievement of cumulative EBITDA between the threshold, target and maximum payout goals.  All payouts, if any are earned, are paid in cash.  For the three-year period ending in 2008 (i.e., 2006 to 2008), the Committee established at its January 2006 meeting a threshold cumulative EBITDA goal of $0.65 billion, a target goal of $1.0 billion and a maximum goal of $1.35 billion.  For the three-year period ending in 2008, the Company had actual cumulative EBITDA in accordance with the plan of $2.261 billion, the best-ever three-year EBITDA performance in the history of the Company.  The participants in the Long Term Plan eligible for an incentive award with respect to that three-year period thus earned an award at the maximum level available under the Long Term Plan.  The amounts of such performance awards to the NEOs are included in the Summary Compensation Table beginning on page 38 of this Proxy Statement.

Equity Awards

Another key component of an NEO’s annual compensation package is the grant of equity awards under the Company’s Stock Plan.  Such grants may be in the form of stock option awards, restricted stock awards and/or performance-based equity awards in the form of performance shares.

A principal purpose of equity grants under the Company’s Stock Plan is to enhance the commonality of interests between management and the Company’s stockholders by linking executive compensation to the Company’s performance and to appreciation in the market price of the Company’s common stock.  Equity grants also are intended to encourage executives to remain in the employ of the Company, as discussed below.

Stock option awards

Stock options serve the purposes of the Stock Plan because they generally have a value for an Executive Officer only if the officer remains in the Company’s employment for the period required for the option to become exercisable, and then only if the market price of the Company’s stock increases above its price on the date the option was granted.  This provides an incentive for the officer to remain employed by the Company and to take actions which, over time, are intended to enhance the value of the Company’s stock.  The Company grants options only to key management employees, including the NEOs.  The Committee typically determines and approves equity awards, including stock options, each year at its regularly-scheduled January meeting.  For each NEO, this is part of the determination of the NEO’s overall compensation package for that year.  All options granted to employees under the Stock Plan, including the NEOs, vest in three equal installments on the first, second and third anniversary of the grant date.  Each option must be exercised within a ten-year period of its grant date.  The Company has not had, and does not have, a policy or a practice of reloading options granted to its NEOs which have expired, been exercised or are “under water.”

Under the terms of the Stock Plan, the exercise price for a share of the Company’s common stock underlying an option may not be less than the fair market value of the Company’s stock on the date on which such option was granted.  It has been the uniform practice of the Committee to establish an option exercise price equal to the fair market value of the underlying common stock.  Under the terms of the Stock Plan, that fair market value is the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day during which there were sales of such stock).  It is both the policy and practice of the Committee to only grant options to its employees, including its NEOs, as of the date of the meeting at which the grants were made.  As noted above, this typically occurs at the regularly-scheduled January Committee meeting.  Generally, the Committee only grants options at a meeting other than the January meeting in a situation in which an employee is being promoted (e.g., to a new or higher key management position) or is first hired.  Under those circumstances, the grant may occur at a meeting other than the regularly-scheduled January Committee meeting, but the grant date for the options still would be the date of the meeting at which the grant was approved.  The exercise price for such options also still would be the fair market value of the Company’s common stock determined as described above under the terms of the Stock Plan.  The Company has not had, and does not have, a policy or practice of backdating stock options. Neither the selection of Committee meeting dates nor option grant dates is timed in any way to try to maximize gain or manipulate the price of an option.  Management does not have a role in determining the timing of option grants.

Restricted stock awards

The Committee typically determines and approves restricted stock grants each year at its regularly-scheduled January meeting.  As in the case of options noted above, the exception to this standard award schedule would involve grants of restricted stock to someone promoted or hired during the year.  Restricted stock historically has had a value for an NEO only if the NEO remains in the Company’s employment for the period required for the stock to vest, thus providing an incentive for the NEO to remain in the Company’s employment.  Restrictions on grants of common stock to the Company’s employees made during 2008 will lapse with respect to one-third of the shares on the first anniversary of the date of the award, and with respect to an additional one-third of the shares on each of the second and third anniversaries of the date of the award.

Performance share awards

Performance share grants also are an important element of an NEO’s annual compensation package because they closely align the interests of the NEOs and the Company’s stockholders by directly linking how many shares, if any, ultimately are earned by an NEO to the performance of the Company over a three-year performance period (the “Performance Period”).  Each grant of a performance share award is expressed as a target number of shares of the Company’s common stock.  The number of shares of common stock, if any, actually earned by and issued to the NEO under a performance share award will be based upon the performance of the Company over the Performance Period.  By way of example, the Performance Period applicable to the performance share awards granted in January 2006 started on January 1, 2006 and ended on December 31, 2008.  Depending upon the Company’s performance with reference to the performance categories described below, an NEO ultimately may earn from 0% to 150% of the target number of shares granted.  The performance categories used to determine how many performance shares ultimately will be earned and issued are:

•
the Company’s total shareholder return, defined as price appreciation plus reinvested dividends, if any, during the Performance Period relative to the total shareholder return during that same period of the companies in the Standard & Poor’s 400 Midcap Index, and

•
the compounded annual growth rate (the “Growth Rate”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last 20 trading days during the month of December.

One-half of the total target number of shares awarded may be earned based on the relative total shareholder return performance and the other half may be earned based on the Growth Rate performance.  For each performance category, levels have been established to provide threshold, target and maximum payouts as follows:

Payout (stated as a % of Category’s target shares):	Total Shareholder Return:	Stock Price Growth Rate:
Threshold (50%)	25th percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th percentile	10.0%

If the threshold performance level is not achieved in a performance category as of the end of the Performance Period, then none of the target shares related to that category will be earned or issued.  If at least the threshold is achieved in a performance category, then shares will be earned and issued in an amount equal to the number of the award’s target shares related to that category, multiplied by a percentage determined by a straight-line interpolation between the actual level of the Company’s performance and the above-stated payout percentages.

2008 Equity Grants to NEOs

The specific grants of stock options, restricted stock and performance shares made during 2008 to each of the NEOs are set forth in the Grants of Plan-Based Award Table beginning on page 41 of this Proxy Statement.  While there is no express policy with respect to the allocation of each type of equity award, the total fair value at the grant date of the 2008 equity grants to the NEOs was allocated approximately as follows: 16% stock options, 34% restricted stock, and 50% performance shares at target.

Post-termination benefits

Severance and Change-in-Control Agreements

The Company has entered into severance agreements and change-in-control agreements with each of the NEOs that provide post-termination benefits.  The current forms of these agreements were attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 20, 2004.  For each of the NEOs, the agreements were effective as of July 26, 2004 and have an initial five-year term, with an automatic renewal annually thereafter for a renewal period of one year unless written notice of non-renewal is given by either party at least ninety days prior to the expiration of the term.  These forms were recommended by the Committee and approved by the Board in 2004 after the Committee undertook an evaluation of its then-existing Executive Officer severance agreements and concluded, with the assistance of competitive data provided by Mr. Johnston, that (1) the benefits provided under those agreements were in excess of what was then competitive and appropriate, and (2) the form of the agreement should be separated into two different agreements: one to address severance benefits in the event of involuntary termination without cause unrelated to any change-in-control of the Company, and one to address severance benefits in the event of termination after a change-in-control of the Company.  The level of benefits provided under each form of agreement was reduced from the corresponding benefit levels provided in the previous severance agreements.  In addition, in both forms of the new agreement the definition of “cause” for purposes of termination was revised to make it broader and more clearly consistent with contemporary good governance principles.  After consulting with Mr. Johnston, and considering the competitive data he provided, the Committee concluded that these agreements in their revised form provide an appropriate and competitive level of post-termination benefits and promote the interests of the Company, its NEOs, and the Company’s stakeholders.

The severance agreements promote the interests of the Company and its stakeholders by, among other things:

•	securing a release of claims from the terminated NEO and thereby avoiding the risk and financial exposure of employment litigation;

•	ensuring that for one year after termination of employment the NEO will not compete against the Company;

•
ensuring that for one year after termination of employment the NEO will not solicit any employee of the Company for employment by any entity which is engaged in melting, hot rolling, cold rolling or coating of carbon, electrical or stainless steel;

•	ensuring that after termination of employment the NEO will not disparage the Company;

•
ensuring that for one-year after termination of employment the NEO will cooperate with respect to various Company matters in which the NEO was personally involved prior to the NEO’s employment termination; and

•	securing an agreement by the NEO to arbitrate all legally arbitrable claims arising not only from the severance agreement, but also from the NEO’s employment relationship with the Company.

The change-in-control agreements promote the interests of the Company and its stakeholders by, among other things:

•	obtaining the same covenants and commitments as described above with respect to severance agreements; and

•
mitigating an NEO’s concerns about personal job security and financial well-being in the event of a change-in-control, thereby eliminating consequences which might prevent the NEO from providing objective guidance to the Board and shareholders with respect to a proposed change-in-control, and helping to ensure that the management team stays intact before and during a proposed change-in-control transaction.

The Committee annually reviews the form and terms of the Company’s severance and change-in-control agreements to evaluate whether they continue to promote the interests of the Company as noted above and are appropriate and competitive under the then-existing circumstances.

Severance Agreements Terms Overview

Under the terms of the existing form of severance agreement with the Company’s NEOs, an NEO who voluntarily terminates employment or whose employment is terminated involuntarily for cause would not receive any severance benefits associated with such termination.  An NEO who is terminated involuntarily without cause would receive at a minimum a lump sum payment equal to the NEO’s base salary for a period of six months.  In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO also is entitled to receive:

•	an additional lump sum severance payment (ranging from 12 to 18 months of base salary);

•
a lump sum payment based upon the NEO’s assigned target amount under the Company’s Annual Incentive Plan (ranging from one and one-half to two times the target amount, reduced in each instance by any amount otherwise paid or payable under the Annual Incentive Plan with respect to such calendar year); and

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period of time (ranging from eighteen months to two years).

Change-in-Control Agreements Terms Overview

An NEO typically is entitled to severance payments and other benefits under the NEO’s change-in-control agreement if, within 24 months following a change-in-control of the Company, the NEO’s employment with the Company is involuntarily terminated without cause or the NEO voluntarily terminates employment with the Company for “good reason.”  Under one version of the termination section, however, the Committee believed it would be in the best interests of both the Company and the individuals for two of the NEOs to be entitled to benefits upon voluntary termination for any reason within six months after a change-in-control.

There also are different versions of the change-in-control agreement with respect to the level of benefit payments made in the event of a change-in-control.  Generally, the highest level of benefits is provided for Mr. Wainscott.  For each NEO, the base severance benefit is a lump sum payment equal to the NEO’s base salary for a period of six months. In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to employment with the Company, the NEO would be entitled to receive:

•	an additional lump sum severance payment (ranging between 18 and 30 months of base salary);

•
a lump sum payment based upon the NEO’s awards under the Company’s Annual Incentive Plan (equal to two and one-half to three times the greatest of (1) the NEO’s assigned Annual Incentive Plan target amount for the calendar year in which the termination occurs, (2) the actual Annual Incentive Plan payout for the calendar year immediately preceding the calendar year in which the termination occurs, or (3) the average of the Annual Incentive Plan payouts for the three calendar years immediately preceding the calendar year of termination, reduced in each instance by any amount otherwise paid or payable under the Annual Incentive Plan with respect to the preceding calendar year, plus a prorated Annual Incentive Plan payout at the maximum level for the portion of the then-current calendar year prior to date of termination);

•	a pro-rated Long Term Plan payment at the target level for all incomplete performance periods as of the date of termination;

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period (ranging from 24 to 36 months);

•	additional service credits toward retiree medical coverage (ranging from two to three years);

•	the immediate vesting of all restricted stock awards to the NEO under the Company’s Stock Plan and the lapse of all restrictions on such awards;

•	the right, for a period of three years, to exercise all stock options awarded to the NEO under the Stock Plan; and

•
if any portion of the required payments to the NEO becomes subject to the federal excise tax on “parachute payments,” a “gross-up” payment so that the net amount retained by the NEO after deduction of the excise tax and any applicable taxes on the “gross-up” payment is not reduced as a consequence of such excise tax.

Specific Payments and Benefits under Agreements

The specific circumstances that would trigger the payments and other benefits under the severance agreements, the estimated payments and benefits that would be provided in each covered circumstance for each NEO, how the payments and benefits are determined under such circumstances and all material conditions and obligations applicable to the receipt of the payments and benefits are set forth in the Potential Payments Upon Termination or Change-in-Control discussion beginning on page 48 of this Proxy Statement.

Pension and other retirement benefits

Non-Contributory Pension Plan

The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan.  Retirement benefits are calculated under the Non-Contributory Pension Plan using one of two formulas: (1) a cash balance formula, or (2) a final average pay formula.  Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company.  Participants generally are vested under the Non-Contributory Pension Plan after five years of service regardless of which formula is used to calculate benefits.  The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code.  A description of the terms of the Non-Contributory Pension Plan, including the formulas used to calculate a participant’s retirement benefits, is set forth in this Proxy Statement at pages 44-46.  The number of years of credited service and the present value of accumulated benefits for each of the NEOs under the Non-Contributory Pension Plan are set forth in the Pension Benefit Table for Fiscal Year 2008 beginning on page 44 of this Proxy Statement.  Effective January 31, 2009, no new participants were allowed to enter the Non-Contributory Pension Plan and all benefit accruals under the plan for existing participants were frozen.  For existing participants, however, all years of service, including service after January 31, 2009, will continue to count toward vesting and retirement benefit eligibility.

Executive Minimum and Supplemental Retirement Plan

In addition, the Company’s officers, including its NEOs, are eligible to participate in an unfunded nonqualified deferred compensation plan called the Executive Minimum and Supplemental Retirement Plan, also known as a supplemental executive retirement plan, or “SERP.”  Each of the NEOs is a participant in the Company’s SERP.  The Company’s SERP provides (1) a “make up” of qualified plan benefits that were denied as a result of limitations imposed by the Internal Revenue Code, and (2) supplemental benefits to vested participants.  As part of its annual review of retirement benefits provided to Executive Officers, including the NEOs, the Committee has determined that the retirement benefit provided by the SERP continues to be a key element of a competitive compensation package and, therefore, important to recruiting and retaining key management members.

Prior to October 18, 2007, vesting occurred when a participant completed a minimum of ten years of creditable service with the Company, including at least five years of service as an officer.  On October 18, 2007, however, the Board of Directors of the Company, upon the recommendation of the Committee, approved amendments to various Company-sponsored non-qualified deferred compensation plans and agreements, including the SERP.  The principal reason for the changes to these plans was to achieve compliance with Section 409A (“Section 409A”) of the Internal Revenue Code. In addition to the changes made for Section 409A compliance reasons, the Board also amended the SERP to change from the ten-year “cliff vesting” described above to a form of “graded vesting.”  Under graded vesting, a participant will vest in 50% of his or her accrued benefit after a minimum requirement of five years of service as an officer of the Company and as a participant in the SERP, and in an additional 10% of such benefit for each year of service as an employee of the Company in addition to such five years, up to 100% vesting after ten years of total service.  As was the case prior to October 18, 2007, vesting also would occur upon the effective date of a Change of Control (as defined in the SERP).

Also, prior to October 18, 2007, the basic form of payment of a participant’s benefit under the SERP was a single life annuity payment in equal monthly installments commencing on the later of the first day of the month following the participant’s 60th birthday or his or her employment termination date.  The SERP also provided the Committee, however, with the discretion to change the form of payment. Such discretion was not permissible under Section 409A.  In order to comply with Section 409A, on October 18, 2007 the Board, upon the recommendation of the Committee, amended the SERP to provide that the sole form of payment is a lump sum payment to be made within 30 days after the later of attainment of age 55 or termination of employment, subject to a six-month delay for specified employees, including the NEOs.  A participant whose employment with the Company terminates after his or her benefit has vested, but before the participant reaches the age of 60, is entitled to an early retirement benefit, reduced to its actuarial equivalent based on the participant’s age.

Benefits paid under the SERP are subject to an offset for any benefit received under either of the Company’s qualified plans or any qualified plan provided by another employer.  A participant’s benefit under the SERP, prior to giving effect to such offset, is equal to the greater of: (1) 50% of his or her average covered compensation (base salary and bonus under the Annual Incentive Plan) during the employee’s highest consecutive three-year period of eligible earnings over the participant’s last ten years of consecutive service, or (2) the participant’s benefit under the applicable qualified plan in which he or she participates without regard to the limitations imposed by the Internal Revenue Code.  The present value of accumulated benefits for each of the NEOs under the SERP is set forth in the Pension Benefits Table for Fiscal Year 2008 beginning on page 44 of this Proxy Statement.

Thrift Plan and Supplemental Thrift Plan

The Thrift Plan is a qualified retirement plan under Section 401(k) of the Internal Revenue Code. It provides for Company matching contributions with respect to employee contributions up to 5% of base salary, a portion of which is guaranteed and a portion of which is dependent upon the Company’s net income. It further provides for additional supplemental contributions by the Company if the Company’s net income exceeds $150 million.  At the same time that the Company locked and froze its Non-Contributory Pension Plan (see discussion above), it amended its Thrift Plan to add an automatic contribution by the Company to a participant’s account in the Thrift Plan.  Effective January 31, 2009, the Thrift Plan provides for the Company to make a contribution to the account of each participant in the Thrift Plan equal to 3% of the participant’s base salary, whether or not the participant makes an elective contribution to the Thrift Plan.  This 3% contribution is in addition to the matching contributions described above with respect to the participant’s elective contributions.  All such contributions are subject to the compensation limits imposed by the Internal Revenue Code.  The Supplemental Thrift Plan is an unfunded nonqualified retirement plan.  It provides for Company matching contributions with respect to base salary that may not be taken into account under the Thrift Plan due to limits on earnings imposed by the Internal Revenue Code.  The Supplemental Thrift Plan thus provides a vehicle to maximize Company matching contributions that otherwise would not be eligible for the Thrift Plan due to the Internal Revenue Code’s compensation limits.  The Compensation Committee has determined that, like the SERP, the Supplemental Thrift Plan provides a retirement benefit that is a key competitive element of the overall compensation package and, therefore, important to recruiting and retaining key management members.  Any member of management of the Company, including the NEOs, is eligible for participation under the Thrift Plan, but participants in the Supplemental Thrift Plan must be selected by the Committee.  For 2008, all of the NEOs were selected to participate in the Supplemental Thrift Plan.  The contributions by the NEOs and the Company under these plans for 2008 are set forth in the Nonqualified Deferred Compensation Table for Fiscal Year 2008 on page 47 of this Proxy Statement.

Executive Deferred Compensation Plan

The Company has an Executive Deferred Compensation Plan (the “Deferred Plan”).  The Deferred Plan is an unfunded nonqualified deferred compensation arrangement.  Participants are always fully vested in their accounts under this plan.  Participants direct the investment of their accounts among available investment options (generally the same investment options available under the Company’s qualified thrift plan) at market rates.  Any elected officer of the Company, including the NEOs, and any member of management may be selected by the Chairman of the Board and approved by the Compensation Committee of the Board to participate in the Deferred Plan.  In 2008, Mr. Gant was the only NEO who elected to participate in the Deferred Plan.

Death and Disability Benefits

NEOs are covered by the normal and customary programs generally available to all employees on the same terms and conditions of other similarly situated employees.  No other death and disability benefits are provided to the NEOs.

Perquisites and Other Personal Benefits

Each of the NEOs receives various perquisites and other personal benefits which the Committee believes are customary for executive officers of a company the size and stature of the Company and appropriate to provide a competitive overall compensation package to the Company’s NEOs.  These include reimbursement for tax planning services, financial planning services, mandatory annual physical evaluations, limited personal use of the Company’s airplane by the CEO, and, for certain NEOs, reimbursement for some country club and/or dining club dues not used exclusively for business entertainment purposes.  While the value of these perquisites and other personal benefits are not considered by the Committee to be a material component of the overall compensation package of an NEO, to the extent that their aggregate amount is greater than $10,000 for any NEO, the perquisites and personal benefits provided to NEOs are disclosed in the All Other Compensation column of the Summary Compensation Table beginning on page 38 of this Proxy Statement.

Employee Benefits

Each of the NEOs also participates in various employee benefit plans generally available to all employees on the same terms and conditions as with respect to other similarly situated employees.  These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, vision insurance, pre-tax flexible spending accounts, short and long term disability insurance, pension benefits, thrift plan, educational assistance and matching gifts for charitable contributions.  While these benefits are considered to be an important and appropriate employment benefit for all employees of the Company, they are not considered to be a material component of an NEO’s annual compensation program.  Because the NEOs receive these benefits on the same basis as other employees, these benefits are not established or determined by the Committee separately for each NEO as part of the NEO’s annual compensation package.

Policy with Respect to Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers (excluding the Chief Financial Officer).  However, “qualified performance-based compensation” is exempt from this deductibility limitation.  Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation.  Historically, compensation attributable to the exercise of stock options and performance shares granted under the Stock Plan, as well as incentive awards paid under the Annual Incentive Plan and the Long Term Plan, have been deemed to be qualified performance-based compensation and thus excluded from the $1,000,000 deductibility limit imposed by Section 162(m).  A revenue ruling (IRS Rev. Rul. 2008-13, dated February 21, 2008) by the Internal Revenue Service (“IRS”) has altered the historical definition of qualified performance-based compensation used by the IRS.  The new IRS ruling had prospective application only and by its terms did not adversely affect the deductibility of the compensation of any of the NEOs for 2008 or for any prior year.

The Committee considers the anticipated tax treatment to the Company when determining executive compensation and routinely seeks to structure its executive compensation program in a way which preserves the deductibility of compensation payments and benefits.  It should be noted, however, that there are many factors which are considered by the Committee in determining executive compensation and, similarly, there are many factors which may affect the deductibility of executive compensation.  In order to maintain the flexibility to be able to compensate NEOs in a manner designed to promote varying corporate goals, the Committee has not adopted a strict policy that all executive compensation must be deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Mr. Richard A. Abdoo, Chair
Mr. John S. Brinzo
Dr. Bonnie G. Hill
Mr. Robert H. Jenkins
Mr. Ralph S. Michael, III

SUMMARY COMPENSATION TABLE FOR 2008

The table below summarizes the total compensation paid or earned by each NEO for the fiscal years ended December 31, 2006, 2007 and 2008:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(5)	All Other Comp- ensation ($)(6)	Total ($)
James L. Wainscott	2008	$1,050,000	$0	$2,844,126	$564,546	$4,506,810	$4,105,648	$161,965	$13,233,095
Chairman of the Board,	2007	$1,000,000	$0	$2,123,088	$342,191	$3,931,000	$3,160,306	$116,486	$10,673,071
President and CEO	2006	$900,000	$0	$955,514	$256,393	$2,453,400	$667,336	$31,791	$5,264,434

Albert E. Ferrara, Jr.	2008	$450,000	$0	$407,235	$79,023	$1,053,540	$1,295,313	$51,588	$3,336,699
Vice President, Finance	2007	$430,000	$35,833	$323,328	$48,121	$845,165	$965,078	$47,650	$2,695,175
and CFO	2006	$390,000	$0	$158,007	$48,387	$531,570	$271,973	$11,073	$1,411,010

David C. Horn	2008	$575,000	$0	$548,197	$105,852	$1,458,372	$1,768,363	$66,678	$4,522,462
Sr. Vice President,	2007	$550,000	$45,833	$484,317	$66,908	$1,081,025	$1,319,705	$64,820	$3,612,608
General Counsel and	2006	$515,000	$0	$291,039	$82,375	$701,945	$289,942	$10,821	$1,891,122
Secretary

John F. Kaloski	2008	$500,000	$0	$548,197	$105,852	$1,268,150	$1,553,225	$61,106	$4,036,530
Sr. Vice President,	2007	$480,000	$40,000	$421,310	$66,908	$943,440	$1,162,749	$59,740	$3,174,147
Operations	2006	$435,000	$0	$201,708	$81,268	$592,905	$536,997	$19,159	$1,867,037

Douglas W. Gant	2008	$400,000	$0	$405,827	$79,023	$936,480	$839,829	$49,320	$2,710,479
Vice President, Sales	2007	$365,000	$30,417	$315,249	$49,494	$717,407	$719,146	$44,443	$2,241,156
and Customer Service	2006	$330,000	$0	$154,811	$44,693	$449,790	$238,494	$4,506	$1,222,294
_____________
(1)
The amounts in this column reflect special recognition awards granted to the NEOs in 2007.  Each award consisted of cash in an amount equal to one month of base salary for the recipient.  The awards were made under a special recognition program for all employees pursuant to which the Chief Executive Officer of the Company may reward extraordinary performance in the form of a cash award. Such awards typically are in the amount of one month of base salary.  In 2007, Mr. Wainscott elected to recognize certain officers of the Company whom he believed had most contributed to the record-breaking financial performance of the Company in 2007 and its financial turnaround since the Board acted to change senior management in the fall of 2003.  Because the intended recipients of the special recognition awards included the NEOs (other than Mr. Wainscott himself), Mr. Wainscott requested and received ratification of the Compensation Committee before making the awards to those individuals.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with FAS 123R, with respect to the fiscal years ending December 31, 2006, 2007 and 2008 for awards of Restricted Stock and Performance Stock Awards pursuant to the Stock Incentive Plan and, therefore, include amounts from awards granted in and prior to 2006.  The stock awards amount reported for 2006 represents the aggregate dollar amount recognized in 2006 for stock awards made during 2001, 2002, 2003, 2004, 2005 and 2006.  The stock awards amount reported for 2007 represents the aggregate dollar amount recognized in 2007 for stock awards made during 2002, 2003, 2004, 2005, 2006 and 2007.  The stock awards amount reported for 2008 represents the aggregate dollar amount recognized in 2008 for stock awards made during 2003, 2004, 2005, 2006, 2007 and 2008.  A discussion of the assumptions used to calculate the value of the stock awards reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 64-67 of our 2008 Annual Report on Form 10-K.

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with FAS 123R, with respect to the fiscal years ending December 31, 2006, 2007 and 2008 for awards of Stock Options to NEOs pursuant to the Stock Incentive Plan and, therefore, include amounts from awards granted in and prior to 2006.  The stock option awards amount reported for 2006 represents the aggregate dollar amount recognized in 2006 for stock option awards made during 2003, 2004 and 2006.  The stock option awards amount reported for 2007 represents the aggregate dollar amount recognized in 2007 for stock option awards made during 2004, 2006 and 2007.  Stock option awards to NEOs in 2005 were fully vested in that year prior to the effective date of FAS 123R, and no amounts were required to be recognized for financial reporting purposes with regard to those awards in 2006 or 2007.  The stock option awards amount reported for 2008 represents the aggregate dollar amount recognized in 2008 for stock option awards made during 2006, 2007 and 2008.  A discussion of the assumptions used to calculate the value of the stock options reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 64-67 of our 2008 Annual Report on Form 10-K.

(4)	The amounts shown in this column reflect payments to each NEO under the Company’s Annual Incentive Plan and Long Term Plan.

Payments reported in this column for calendar year 2008:  The following payments made in February 2009 for the 2008 performance period under the Annual Incentive Plan are reported in this column:  Mr. Wainscott, $2,196,810; Mr. Ferrara, $513,540; Mr. Horn, $710,872; Mr. Kaloski, $618,150 and Mr. Gant, $456,480.  The following payments made in February 2009 for the three-year performance period under the Long Term Plan ending in 2008 are reported in this column: Mr. Wainscott $2,310,000; Mr. Ferrara, $540,000; Mr. Horn, $747,500; Mr. Kaloski, $650,000; and Mr. Gant, $480,000.

Payments reported in this column for calendar year 2007:  The following payments made in January 2008 for the 2007 performance period under the Annual Incentive Plan are reported in this column:  Mr. Wainscott, $2,000,000; Mr. Ferrara, $430,000; Mr. Horn, $550,000; Mr. Kaloski, $480,000 and Mr. Gant, $365,000.  The following payments made in February 2008 for the three-year performance period under the Long Term Plan ending in 2007 are reported in this column: Mr. Wainscott $1,931,000; Mr. Ferrara, $415,165; Mr. Horn, $531,025; Mr. Kaloski, $463,440; and Mr. Gant, $352,407.

Payments reported in this column for calendar year 2006: The following payments made in February 2007 for the 2006 performance period under the Annual Incentive Plan are reported in this column:  Mr. Wainscott, $1,800,000; Mr. Ferrara, $390,000; Mr. Horn, $515,000; Mr. Kaloski, $435,000 and Mr. Gant, $330,000.  The following payments made in February 2007 for the two-year performance period under the Long Term Plan ending in 2006 are reported in this column: Mr. Wainscott $653,400; Mr. Ferrara, $141,570; Mr. Horn, $186,945; Mr. Kaloski, $157,905; and Mr. Gant, $119,790.

Additional explanation:  Annual Incentive Plan.  Awards under the Annual Incentive Plan are based upon three performance factors: safety, quality and financial performance.  The payments to the NEOs in February 2009 were made in accordance with the original goals established by the Compensation Committee for the 2008 performance period with respect to safety, quality and financial performance.  The payments to the NEOs in January 2008 were made in accordance with the original goals established by the Compensation Committee for the 2007 performance period with respect to safety, quality and financial performance.  The payments to the NEOs in February 2007 were made in accordance with the original goals established by the Compensation Committee for the 2006 performance period with respect to the safety and financial performance factors.  With respect to the quality performance factor, however, the payments were made in accordance with new parameters established by the Compensation Committee and approved by the Board in January 2007 to reflect extraordinary circumstances and performance by the Company during 2006. More specifically, on January 18, 2007 the Board approved, upon the recommendation of its Compensation Committee, the payment of performance awards at the target level for the quality component of the Annual Incentive Plan to plan participants, including the five NEOs, based exclusively upon the Company’s outstanding performance with respect to customer claims.

As a result of this change in the quality parameter, the annual incentive awards to the NEOs for the 2006 performance period included a payment with respect to quality which they otherwise would not have received as follows: Mr. Wainscott: $120,000, Mr. Ferrara, $26,000; Mr. Horn, $34,333; Mr. Kaloski, $29,000 and Mr. Gant, $22,000.  These amounts are included in the payments for the Annual Incentive Plan awards disclosed above in this footnote and in the payments disclosed in the Summary Compensation Table above.

Long Term Plan.  At the Company’s annual meeting held on May 17, 2005, the Company’s shareholders approved a change in the metric used for determining incentive awards under the Long Term Plan.  Because of the establishment of this new metric (cumulative EBITDA), a transitional two-year period was used for the performance period under the Long Term Plan ending in 2006 rather than the normal three-year period.  That is why there is a difference in the length of the performance periods shown above under the Long Term Plan for 2007 and 2006.

(5)
The amounts reported in this column represent the change in pension value for each NEO.  No NEO received preferential or above-market earnings on deferred compensation.  The change in pension value for each NEO principally was the result of three factors.  The first is a change that occurred in the mortality table used to calculate the pension values under the SERP.  In July 2008, the SERP was amended to provide that the same mortality table used by the Company for its qualified plans also is to be used for the SERP.  The second factor is a change in the ordinary course of the qualified earnings of each NEO used to calculate pension values. The third is a change in the calculation of the interest component as a result of each NEO’s change in age relative to the NEO’s assumed retirement date. Other less significant factors which impact the actuarial increase in pension values include changes in the discount rate and changes in the value of the benefits to which an NEO is entitled under a qualified plan. See footnotes to Pension Benefits Table, below, for further explanation of the methodology used to calculate the present value of accumulated pension benefits for each NEO.

(6)
The compensation shown in this column includes matching contributions made by the Company to a qualified defined contribution plan and a nonqualified supplemental thrift plan, imputed income on Company-sponsored life insurance, and perquisites.  A summary of the amounts included in this column is provided in the table below.  Perquisites included in this column and provided to the NEOs include:  reimbursement for tax planning services, financial planning services, mandatory annual physical evaluations, use of company-owned tickets to athletic events and, for certain NEOs, reimbursement for some club dues not used exclusively for business entertainment purposes.  In 2006 and 2008, they also included limited personal use of the corporate aircraft for the CEO and his family.  No such personal use occurred in 2007.

Valuation of Personal Use of Corporate Aircraft: The value of personal aircraft usage included in the number reported in this column is $36,686 and is based upon the incremental cost of the usage to the Company.  It includes fuel costs, trip-related crew travel expenses (such as hotels, meals and ground transportation), in-flight meals, landing and ground handling fees and taxes, trip-related engine maintenance service plan costs, and an allocated portion of plane maintenance costs based upon the average per hour flown. The number reported in this column also includes tax reimbursement to Mr. Wainscott in the amount of $13,738 related to the personal aircraft usage.  The calculation does not include fixed costs that would be incurred regardless of whether there is any personal use of the aircraft (e.g. aircraft purchase costs, depreciation, crew salaries and related benefit costs, and insurance costs).

Summary of All Other Compensation:

Name	Year	Company Match to the Qualified Plan	Company Match to the Non Qualified Plan	Imputed Income on Life Insurance	Perquisites	Total

James L. Wainscott	2008	$20,700	$73,800	$5,657	$61,808	$161,965
	2007	$20,250	$69,750	$5,379	$21,107	$116,486
	2006	$0	$0	$3,148	$28,643	$31,791

Albert J. Ferrara, Jr.	2008	$20,700	$19,800	$6,728	$4,360	$51,588
	2007	$20,250	$18,450	$4,174	$4,776	$47,650
	2006	$0	$0	$3,762	$7,311	$11,073

David C. Horn	2008	$20,700	$31,050	$5,673	$9,255	$66,678
	2007	$20,250	$29,250	$5,413	$9,907	$64,820
	2006	$0	$0	$2,702	$8,119	$10,821

John F. Kaloski	2008	$20,700	$24,300	$4,899	$11,207	$61,106
	2007	$20,250	$22,950	$4,690	$11,850	$59,740
	2006	$0	$0	$4,226	$14,933	$19,159

Douglas W. Gant	2008	$20,700	$15,300	$2,069	$11,251	$49,320
	2007	$20,250	$12,600	$1,222	$10,371	$44,443
	2006	$0	$0	$1,096	$3,410	$4,506

GRANTS OF PLAN-BASED AWARDS TABLE

The table below summarizes equity and non-equity grants to the NEOs during the fiscal year ended December 31, 2008:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Full Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (4)(#)	Options (5)(#)	Awards ($/Sh)(6)	Value of Awards
James L. Wainscott	(1)	$0	$1,155,000	$2,310,000	—	—	—	—	—	—	—
	(2)	$577,500	$1,155,000	$2,310,000	—	—	—	—	—	—	—
	01/17/08	—	—	—	27,000	54,000	81,000	—	—	—	$1,784,160
	01/17/08	—	—	—	—	—	—	36,000	—	—	$1,317,060
	01/17/08	—	—	—	—	—	—	—	36,000	$36.585	$663,840

Albert E. Ferrara, Jr.	(1)	$0	$270,000	$540,000	—	—	—	—	—	—	—
	(2)	$135,000	$270,000	$540,000	—	—	—	—	—	—	—
	01/17/08	—	—	—	3,750	7,500	11,250	—	—	—	$247,800
	01/17/08	—	—	—	—	—	—	5,000	—	—	$182,925
	01/17/08	—	—	—	—	—	—	—	5,000	$36.585	$92,200

David C. Horn	(1)	$0	$373,750	$747,500	—	—	—	—	—	—	—
	(2)	$186,875	$373,750	$747,500	—	—	—	—	—	—	—
	01/17/08	—	—	—	5,000	10,000	15,000	—	—	—	$330,400
	01/17/08	—	—	—	—	—	—	6,750	—	—	$246,949
	01/17/08	—	—	—	—	—	—	—	6,750	$36.585	$124,470

John F. Kaloski	(1)	$0	$325,000	$650,000	—	—	—	—	—	—	—
	(2)	$162,500	$325,000	$650,000	—	—	—	—	—	—	—
	01/17/08	—	—	—	5,000	10,000	15,000	—	—	—	$330,400
	01/17/08	—	—	—	—	—	—	6,750	—	—	$246,949
	01/17/08	—	—	—	—	—	—	—	6,750	$36.585	$124,470

Douglas W. Gant	(1)	$0	$240,000	$480,000	—	—	—	—	—	—	—
	(2)	$120,000	$240,000	$480,000	—	—	—	—	—	—	—
	01/17/08	—	—	—	3,750	7,500	11,250	—	—	—	$247,800
	01/17/08	—	—	—	—	—	—	5,000	—	—	$182,925
	01/17/08	—	—	—	—	—	—	—	5,000	$36.585	$92,200
__________

(1)
The amounts reported in this row represent the range of potential awards under the threshold, target and maximum performance objectives established in January 2008 for the 2008 performance period under the Annual Incentive Plan as described in the “Annual Incentive Awards” section of the Compensation Discussion and Analysis.  The amounts actually paid to each NEO for 2008 are set forth in the Summary Compensation Table at page 38.

(2)
The amounts reported in this row represent the range of potential awards under the threshold, target and maximum performance objectives established in January 2008 for the 2008-2010 performance period under the Long Term Plan as described in the “Long Term Incentive Awards” section of the Compensation Discussion and Analysis.  The amounts actually paid to each NEO for 2008 are set forth in the Summary Compensation Table.

(3)
The amounts reported in this column represent the range of the potential number of restricted performance shares of the Company’s common stock that may be issued to each NEO for the 2008-2010 performance period under the Stock Plan.

Terms applicable to the performance share grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(4)
The amounts reported in this column represent the number of shares of restricted stock granted under the Stock Plan to each NEO in 2008.  The restrictions on the transfer of the restricted stock grants reported in this column will lapse over a three-year period as follows: one-third on January 17, 2009, one-third on January 17, 2010 and one-third on January 17, 2011.  Other terms applicable to the restricted stock grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(5)
The amounts reported in this column represent the number of shares of the Company’s common stock underlying the stock options granted to each NEO under the Stock Plan in 2008.  The stock options reported in this column vest in three equal installments on January 17, 2009, 2010 and 2011.  Other terms applicable to the stock options granted under the Stock Plan are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(6)
The exercise price for options granted under the Stock Plan equals the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the exercise price equals the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day on which there were sales of the Company’s common stock).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below provides information as to all outstanding option awards and restricted stock awards held by the NEOs as of December 31, 2008:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
James L. Wainscott	01/16/03	30,000	0	$7.885	01/16/13	169,333	$1,578,184	294,000	$2,740,080
	01/20/05	40,000	0	$13.700	01/20/15
	01/19/06	53,333	26,667(1)	$7.885	01/19/16
	01/18/07	26,666	53,334(2)	$16.755	01/18/17
	01/17/08	0	36,000(3)	$36.585	01/17/18

Albert E. Ferrara, Jr.	01/19/06	0	3,750(1)	$7.885	01/19/16	24,688	$230,092	41,250	$384,450
	01/18/07	0	7,500(2)	$16.755	01/18/17
	01/17/08	0	5,000(3)	$36.585	01/17/18

David C. Horn	01/20/05	10,000	0	$13.700	01/20/15	38,000	$354,160	55,000	$512,600
	01/19/06	5,000	5,000(1)	$7.885	01/19/16
	01/18/07	5,000	10,000(2)	$16.755	01/18/17
	01/17/08	0	6,750(3)	$36.585	01/17/18

John F. Kaloski	01/19/06	0	5,000(1)	$7.885	01/19/16	38,000	$354,160	55,000	$512,600
	01/18/07	0	10,000(2)	$16.755	01/18/17
	01/17/08	0	6,750(3)	$36.585	01/17/18

Douglas W. Gant	01/20/05	2,500	0	$13.700	01/20/15	27,188	$253,392	41,250	$384,450
	01/19/06	3,750	3,750(1)	$7.885	01/19/16
	01/18/07	3,750	7,500(2)	$16.755	01/18/17
	01/17/08	0	5,000(3)	$36.585	01/17/18
________
(1)	These options became exercisable on January 19, 2009.

(2)	These options became, or will become, exercisable as follows: one-half on January 18, 2009 and one-half on January 18, 2010.

(3)	These options became, or will become, exercisable as follows: one-third on January 17, 2009, one-third on January 17, 2010 and one-third on January 17, 2011.

(4)	The Stock Awards that had not vested as of December 31, 2008 have vesting dates as follows:

	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant

01/14/2009	0	0	5,000	5,000	2,500
01/17/2009	12,000	1,667	2,250	2,250	1,667
01/18/2009	26,666	3,750	5,000	5,000	3,750
01/19/2009	20,000	2,813	3,750	3,750	2,813
01/20/2009	10,000	1,875	2,500	2,500	1,875
01/17/2010	12,000	1,666	2,250	2,250	1,666
01/18/2010	26,667	3,750	5,000	5,000	3,750
01/19/2010	20,000	2,812	3,750	3,750	2,812
01/20/2010	10,000	1,875	2,500	2,500	1,875
01/17/2011	12,000	1,667	2,250	2,250	1,667
01/19/2011	20,000	2,813	3,750	3,750	2,813
Total:	169,333	24,688	38,000	38,000	27,188

(5)	The dollar value shown in the column is calculated by multiplying the closing market price ($9.32) of the Company’s common stock as of December 31, 2008 by the number shown in the preceding column.

(6)	These Stock Awards vest as of the relevant performance period end dates, which are as follows:

	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant

12/31/2008	120,000	16,875	22,500	22,500	16,875
12/31/2009	120,000	16,875	22,500	22,500	16,875
12/31/2010	54,000	7,500	10,000	10,000	7,500
Total:	294,000	41,250	55,000	55,000	41,250

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides information as to amounts realized by each NEO for each option exercised and each stock grant which vested during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

James L. Wainscott	266,666	$14,431,297	198,266	$6,648,086
Albert E. Ferrara, Jr.	11,250	$363,413	35,212	$1,185,693
David C. Horn	58,333	$3,046,382	51,859	$1,915,358
John F. Kaloski	30,000	$1,307,879	42,765	$1,579,593
Douglas W. Gant	10,000	$608,900	32,049	$1,181,448
______________

(1)
Value realized on exercise is calculated by multiplying the number of shares acquired upon exercise by the difference between the average of the high and low stock price and the exercise price on the exercise date.

(2)
Value realized on vesting is calculated by multiplying the number of shares acquired upon vesting of restricted stock and performance shares by the average of the high and low stock price on the vesting date.

PENSION BENEFITS TABLE

The table below provides, as of December 31, 2008, the benefit plan name, the number of years of creditable service, the present value of accumulated benefits, and the payments, if any, made to the NEO during the last fiscal year:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (4)	Payments During Last Fiscal Year ($)
James L. Wainscott	AK Steel Corporation Non Contributory Pension Plan (1)	13.75	$72,535	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$11,096,298	$0

Albert E. Ferrara, Jr.	AK Steel Corporation Non Contributory Pension Plan (1)	5.58	$27,076	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$3,832,184	$0

David C. Horn	AK Steel Corporation Non Contributory Pension Plan (1)	8.08	$39,711	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$6,150,932	$0

John F. Kaloski	AK Steel Corporation Non Contributory Pension Plan (1)	6.21	$28,686	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$4,680,400	$0

Douglas W. Gant (3)	AK Steel Corporation Non Contributory Pension Plan (1)	28.41	$946,290	$0

	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(2)	$2,127,677	$0
____________

(1)
The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan (the “NCPP”).  Retirement benefits are calculated under the NCPP using one of two formulas: (i) a cash balance formula (the “Cash Balance Formula”) or (ii) a final average pay formula (the “Final Average Pay Formula”).  Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company.  Participants generally are vested under the NCPP after five years of service regardless of which formula is used to calculate benefits.  The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code.  Benefit accruals under the NCPP have been frozen as of January 31, 2009.

Under the Cash Balance Formula, a participant’s account is credited monthly with (i) a service credit based on the participant’s years of service and eligible compensation for that month (service credits cease after January 31, 2009), and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate as determined and defined in the Cash Balance Formula. For purposes of the Cash Balance Formula, eligible compensation generally includes the participant’s base salary and incentive compensation.

NCPP benefits for four of the NEOs (Messrs. Wainscott, Horn, Kaloski and Ferrara) are determined under the Cash Balance Formula.  The estimated annual benefits payment to each of these four NEOs under the Cash Balance Formula upon retirement at age 65 is: $11,416 for Mr. Wainscott, $5,217 for Mr. Horn, $3,549 for Mr. Kaloski and $3,189 for Mr. Ferrara.  These estimates assume that each NEO continues working for the Company until age 65, the Cash Balance Formula reflects service credits through January 31, 2009 and interest credits continue at current rates until age 65.

NCPP benefits for Mr. Gant are determined under the Final Average Pay Formula. Under the Final Average Pay Formula, a participant’s retirement benefits are calculated on the basis of his or her (i) number of years of credited service and (ii) average annual earnings—which include base pay, annual bonus, long term incentives, and overtime—during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation all determined as of January 31, 2009. Assuming Mr. Gant continues to work for the Company until he has 30 years of service his annual benefit accrued to December 31, 2008 would be $71,559 to age 62 and $87,809 after age 62.

The above estimates of benefits provided under the Cash Balance Formula and Final Average Pay Formula to each NEO are computed on a single life annuity basis and do not reflect any reduction resulting from a Social Security offset.

(2)
Credited service is not a component of the calculation of benefits under the Executive Minimum and Supplemental Retirement Plan (the “Supplemental Executive Retirement Plan” or “SERP”).  It is, however, a component of vesting.  Prior to October 18, 2007, in order to be vested in the Supplemental Executive Retirement Plan as an officer, a participant had to have ten years of credited service with the Company, of which at least five had to be as an officer.  Mr. Wainscott is the only NEO who satisfies these criteria.  On October 18, 2007, however, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, approved amendments to the Supplemental Executive Retirement Plan to change from the ten-year “cliff vesting” described above to a form of “graded vesting” pursuant to which a participant will vest in 50% of his or her accrued benefit after a minimum requirement of five years of service as an officer of the Company and as a participant in the Supplemental Executive Retirement Plan, and in an additional 10% of such benefit for each year of service as an employee of the Company in addition to such five years, up to 100% vesting after ten years of total service.  Under these criteria, Mr. Horn is 80% vested, Mr. Kaloski is 60% vested and Mr. Ferrara is 50% vested in the Supplemental Executive Retirement Plan.  The other NEO – Mr. Gant - was not yet vested as of December 31, 2008 in his capacity as an officer, but he became 50% vested in such capacity in January 2009.  Mr. Gant is also vested in a prior version of the Supplemental Executive Retirement Plan in his capacity as a Key Manager.  See discussion in footnote 3 immediately below.  A discussion of the Supplemental Executive Retirement Plan is included in the Compensation Discussion and Analysis, above, at page 35.

(3)
Under a prior version of the Company’s Supplemental Executive Retirement Plan, Mr. Gant has a vested annual benefit of $67,465 payable from age 60 to age 62 and $60,412 payable at age 62 and older.  Mr. Gant’s Supplemental Executive Retirement Plan benefit at retirement will be the greater of his vested benefits under (i) the previous version of the Supplemental Executive Retirement Plan or (ii) the existing version of the Supplemental Executive Retirement Plan, either of which will exceed his benefit under the Final Average Pay Formula.

(4)
The calculation of the present value of accumulated benefits first involves the calculation of the lump sum that would be payable upon the later of age 60 or the vesting date.  This lump sum has been based on a discount rate of 4.25% and the IRS 2008 Unisex Mortality Table.  The lump sum determined on these assumptions is then discounted back to December 31, 2008 at a discount rate of 6.25%.  Since Mr. Ferrara and Mr. Kaloski will not fully vest until after age 60, it is assumed that their normal retirement date is the date on which they fully vest.  The valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit can be found in Note 2 to the Notes to Consolidated Financial Statements on pages 60-64 of our 2008 Annual Report on Form 10-K.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has an Executive Deferred Compensation Plan (the “Deferred Plan”). Currently, however, Mr. Gant is the only NEO who participates in the Deferred Plan.  The Company also has a nonqualified retirement plan referred to as a Supplemental Thrift Plan (the “STP”) which provides for Company matching contributions with respect to base salary that is not permitted to be taken into account under the Company’s Thrift Plan due to limits on earnings imposed by the Internal Revenue Code.  The table below provides information regarding the contributions, aggregate earnings and the total account balance for each NEO as of December 31, 2008 in the STP and, for Mr. Gant, in the Deferred Plan.  The STP and the Deferred Plan are described in more detail in the “Pension and other retirement benefits” section of the Compensation Discussion and Analysis.

Name	Plan	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)(1)	Aggregate Balance at Last Fiscal Year End($)
James L. Wainscott	STP		$70,875	$4,010	$117,307
Albert E. Ferrara, Jr.	STP		$18,825	$988	$30,150
David C. Horn	STP		$29,750	$1,696	$50,343
John F. Kaloski	STP		$23,325	$1,259	$37,946
Douglas W. Gant	STP		$13,350	$611	$19,611
	Deferred Plan	$20,000		$(5,149)	$14,851
	Gant Total	$20,000	$13,350	$(4,538)	$34,462
____________

(1)
For the STP, the amount shown in this column is calculated based on assumed earnings on each NEO’s account balance using an investment option within the Company-sponsored Thrift Plan known as the Fixed Income Fund.  For the Deferred Plan, the amount is calculated based on assumed earnings on the investment elections made by Mr. Gant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The potential payments and benefits provided to an NEO upon his termination from, or a change-in-control of, the Company will vary depending upon the circumstances and the bases for the benefits.  The various bases for benefits and circumstances which will impact the determination of post-termination or change-in-control benefits are described below.

Bases for Determination of Payments upon Termination or Change-In-Control

The Company has entered into severance and change-in-control agreements with each of the NEOs that provide post-termination and/or change-in-control benefits.  The benefits provided under each of these agreements and the material terms of each, including the material conditions and obligations applicable to the receipt of payments and benefits under the agreements, are described in the Compensation Discussion and Analysis, above, at pages 33-34.  In addition, the termination of an NEO’s employment and/or a change-in-control may trigger payments or benefits under the Company’s Annual Incentive Plan, Long Term Plan, Stock Plan and Executive Minimum and Supplemental Retirement Plan.

Circumstances Impacting the Determination of Payments upon Termination or Change-In-Control

There are various scenarios under which payments upon termination of employment or change-in-control are made.  For purposes of the tables which follow, these scenarios are assumed to be as follows:

Normal Retirement

This scenario assumes that the NEO has terminated his employment with the Company as of December 31, 2008 and would qualify for normal retirement under the terms of the Company’s NCPP.  The payments and benefits listed in the table below with respect to “Normal Retirement” represent payments and benefits beyond those which the NEO would be entitled to if he qualified for and elected retirement under the terms of the NCPP. Payments to the NEOs under the NCPP that have vested as of December 31, 2008 are set forth above in the Pension Benefits Table, at page 44.

Involuntary Termination without Cause (No Change-in-Control)

This scenario assumes that the Company has involuntarily terminated the employment of the NEO without cause as of December 31, 2008.  It also assumes that there has been no change-in-control of the Company.

Disability

This scenario assumes that the NEO became permanently and totally disabled under the Company’s long-term disability plan as of December 31, 2008.

Death

This scenario assumes that the NEO died on December 31, 2008 while actively employed by the Company.

Change-in-Control

This scenario assumes that there has been a change-in-control of the Company and that within 24 months following the change-in-control (a) the Company involuntarily terminates the employment of the NEO without cause, or (b) the NEO voluntarily terminates his employment with the Company for good reason. For Mr. Wainscott and Mr. Horn, the payments and benefits available under this scenario also would apply in the event there has been a change-in-control of the Company and within six months thereafter either voluntarily terminates his employment with the Company for any reason.

Under the terms of the change-in-control agreements entered into between the Company and each of the NEOs, “good reason” includes the assignment of duties inconsistent with the NEO’s qualifications, a demotion or diminution in job responsibilities, a reduction in annual base salary, a requirement that the NEO be based anywhere other than the principal executive offices of the Company as they existed prior to the change-in-control, a failure to pay compensation due to the NEO, a failure of the Company to continue in effect any compensation plan in which the NEO participated at the time of the change-in-control, a material reduction in benefits under the Executive Minimum and Supplemental Retirement Plan, the failure of the Company to obtain the agreement of any successor corporation to assume and agree to perform the change-in-control agreements, and a failure by the Company to give proper notice or otherwise comply with the procedural requirements for involuntary termination without cause.

The table below summarizes the potential payments resulting from termination or a change-in-control of the Company for each of the NEOs:

Event	James L. Wainscott	Albert E. Ferrara, Jr.	David C. Horn	John F. Kaloski	Douglas W. Gant
Normal Retirement
Unvested Stock Options (1)	$38,267	$5,381	$7,175	$7,175	$5,381
Prorated Annual Incentive Plan (2)	0	0	0	0	0
Long Term Plan (3)	1,931,000	415,165	531,025	463,440	352,407
Prorated Performance Shares at Target (4)	913,360	128,150	170,867	170,867	128,150

Total	$2,882,627	$548,696	$709,067	$641,482	$485,938

Involuntary Termination Without Cause (No Change-in-Control)
Unvested Stock Options (1)	$38,267	$5,381	$7,175	$7,175	$5,381
Annual Incentive Plan (5)	2,310,000	405,000	560,625	487,500	360,000
Long Term Plan (3)	1,931,000	415,165	531,025	463,440	352,407
Health and Welfare Benefits (6)	62,832	43,286	45,587	38,111	39,521
Cash Severance (7)	2,100,000	675,000	862,500	750,000	600,000

Total	$6,442,099	$1,543,832	$2,006,912	$1,746,226	$1,357,309

Death
Unvested Stock Options (1)	$38,267	$5,381	$7,175	$7,175	$5,381
Unvested Stock Awards (8)	1,578,184	230,092	354,160	354,160	253,392
Prorated Annual Incentive Plan (2)	0	0	0	0	0
Long Term Plan (3)	1,931,000	415,165	531,025	463,440	352,407
Prorated Performance Shares at Target (4)	913,360	128,150	170,867	170,867	128,150
Incremental SERP (9)	1,211,877	3,213,423	1,421,541	2,696,933	2,214,997

Total	$5,672,688	$3,992,211	$2,484,768	$3,692,575	$2,954,327

	James L.	Albert E.	David C.	John F.	Douglas W.
	Wainscott	Ferrara, Jr.	Horn	Kaloski	Gant
Disability
Unvested Stock Options (1)	$38,267	$5,381	$7,175	$7,175	$5,381
Unvested Stock Awards (8)	1,578,184	230,092	354,160	354,160	253,392
Prorated Annual Incentive Plan (2)	0	0	0	0	0
Long Term Plan (3)	1,931,000	415,165	531,025	463,440	352,407
Prorated Performance Shares at Target (4)	913,360	128,150	170,867	170,867	128,150
Incremental SERP (10)	0	3,213,423	1,421,541	2,696,933	1,887,309
Total	$4,460,811	$3,992,211	$2,484,768	$3,692,575	$2,626,639

Change-in-Control
Unvested Stock Options (1)(11)	$38,267	$5,381	$7,175	$7,175	$5,381
Unvested Stock Awards (8)(11)	1,578,184	230,092	354,160	354,160	253,392
Prorated Annual Incentive Plan (12)	4,000,000	645,000	1,100,000	960,000	547,500
Prorated Performance Shares at Target (11)(13)	913,360	128,150	170,867	170,867	128,150
Prorated Long Term Plan at Target (14)	1,155,000	270,000	373,750	325,000	240,000
Incremental SERP (15)	8,043,722	3,213,423	2,824,933	3,182,384	3,639,187
Health and Welfare Benefits (16)	94,247	72,141	91,172	76,220	65,866
Excise Tax Gross Up (17)	8,132,510	2,359,156	2,411,343	2,758,617	1,986,339
Cash Severance (18)	3,150,000	1,125,000	1,725,000	1,500,000	1,000,000
Total	$27,105,290	$8,048,343	$9,058,400	$9,334,423	$7,865,815
___________

(1)
Under the terms of the Stock Plan, a participant ordinarily may only exercise stock options granted under the Stock Plan while still employed by the Company.  If, however, a participant dies, becomes disabled, retires or is involuntarily terminated without cause, the participant (or, in the case of death, his or her beneficiary) has a period of three years after such triggering event to exercise stock options granted under the Stock Plan.  The amounts reported in this row represent the value as of December 31, 2008 of the unexercised stock options granted to each NEO.  These amounts assume that all of the NEO’s unexercised stock options as of December 31, 2008 were exercised on December 31, 2008 and were calculated based on the closing market price of the Company’s common stock ($9.32) on the last day that stock traded (December 31, 2008) during the Company’s 2008 fiscal year, less the option exercise price per share.  Stock options which had an exercise price above $9.32 as of December 31, 2008 were treated as having no value for purposes of the amounts reported in this row.

(2)
Under the terms of the Annual Incentive Plan, if a participant dies, becomes disabled, or retires during a performance period, the participant (or, in the case of death, his or her beneficiary) is entitled to receive a prorated Annual Incentive Award for that performance period based upon the portion of his or her participation during the period.  For purposes of calculating the amounts reported in this row, the effective date of retirement, disability or death was assumed to have occurred on December 31, 2008.  As a result, to the extent that a performance award was earned under the Annual Incentive Plan, the NEO would be entitled to the full amount of that award and no prorated calculation would be necessary.  A discussion of the Annual Incentive Plan, and how performance awards are determined under that plan, is described in the Annual Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 27-29.  In this instance, a performance award was earned by and paid to each NEO for the 2008 performance period.  The amount of the Annual Incentive Plan award paid to each NEO in February 2009 for the 2008 performance period is reported in the Summary Compensation Table, above, beginning at page 38.

(3)
Under the terms of the Long Term Plan, if a participant dies, becomes disabled, retires or is involuntarily terminated without cause during a performance period, the participant (or, in the case of death, his or her beneficiary) is entitled to receive an amount equal to twice the amount already paid or to be paid to the participant on the performance award date occurring within that calendar year, less the amount of any performance award actually paid to the participant on the performance award date.  Because the triggering event for purposes of this table is deemed to have occurred on December 31, 2008, the amount reported is equal to twice the amount of the Long Term Award paid to the NEO for the 2005-2007 performance period, less the amount of the Long Term Award for that period actually paid to the NEO in February 2008.  A discussion of the Long Term Plan, and how performance awards are determined under that plan, is described in the Long Term Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 29 and 30.

(4)
Under the terms of the Stock Plan, if a participant dies, becomes disabled, or retires while holding performance shares, each performance share held by the participant is deemed to be earned on a prorated basis.  The shares will be issued to the NEO (or, in the case of death, his or her beneficiary) at the conclusion of the applicable performance period at the same time as shares are issued to other participants whose employment did not terminate before the end of the period and will be prorated on the basis of the number of months of service by the NEO during the performance period, with the normal adjustment based upon the achievement of the performance goals during the entire performance period.  For purposes of calculating the amounts reported in this row, it was assumed that the effective date of retirement, disability or death occurred on December 31, 2008 and the Company will achieve the target performance level for both performance categories under the 2007-2009 performance period and the 2008-2010 performance period.  Under these assumptions, each NEO would be entitled to receive a prorated portion (two-thirds for the 2007-2009 performance period and one-third for the 2008-2010 performance period) of the target payout for both performance periods.  The performance level assumptions used to calculate the amounts reported in this row were selected merely to demonstrate the potential compensation that the NEOs could earn with respect to performance shares following certain triggering events and are not intended to provide any indication regarding future Company performance.  A discussion of the Stock Plan and how performance shares are determined under that plan are described in the “Performance shares awards” section of the Compensation Discussion and Analysis, above, at page 31.

(5)
Under the terms of the severance agreements entered into between the Company and each NEO, in the event an NEO’s employment is terminated without cause, that NEO is entitled to receive a lump sum payment equal to one and one-half times (except for Mr. Wainscott, who receives two times) his assigned target amount under the Annual Incentive Plan for the calendar year in which his date of termination occurs, less any amount otherwise paid or payable to the NEO under the Annual Incentive Plan with respect to such calendar year.  The target amount assigned to each NEO under the Annual Incentive Plan for 2008 is reported in the Grants of Plan Based Awards Table, above, beginning at page 41.  Assuming a termination date of December 31, 2008, Mr. Wainscott would be entitled under his severance agreement to a lump sum payment equal to two times his assigned target amount under the Annual Incentive Plan for the 2008 performance period and each of the other NEOs would be entitled under their respective severance agreements to a lump sum payment equal to one and one-half times the amount of their assigned target amounts under the Annual Incentive Plan for the 2008 performance period.  Since these lump sum payments assume a termination date of December 31, 2008, no amount would yet have been paid or become payable under the Annual Incentive Plan for calendar year 2008.  Accordingly, these payments would not be reduced under the terms of the Annual Incentive Plan for amounts paid or payable with respect to calendar year 2008. Absent the application of the severance agreements, an NEO would not be entitled to any payment under the Annual Incentive Plan for the performance period in which he is terminated.

(6)
Under the terms of the severance agreements entered into between the Company and each NEO, in the event an NEO’s employment is terminated without cause the NEO is entitled to continue to receive certain employment benefits for the duration of his “severance period.”  The term “severance period” is either six or twenty-four months for Mr. Wainscott and either six or eighteen months for the other NEOs, depending upon whether they execute releases of all claims relating to their employment in favor of the Company.  The employee benefits reported in this row include an annual executive physical, tax preparation and financial planning, life insurance and annual cost of health insurance for the applicable severance period.  For purposes of this table, the severance period is assumed to be the maximum period available to each NEO.

(7)
Under the terms of the severance agreements entered into between the Company and each NEO, an NEO who is involuntarily terminated without cause is entitled to receive cash severance benefits in an amount equal to the NEO’s base salary for a period of six months in a single, undiscounted lump sum.  If the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO is also entitled to receive an additional lump sum severance payment in an amount equal to 18 months of base salary (in the case of Mr. Wainscott) or 12 months of base salary (in the case of the other NEOs). The amounts calculated for this row assume that the termination occurred on December 31, 2008.

(8)
Under the terms of the Stock Plan, if a participant dies or becomes disabled, then all outstanding restrictions on his or her unvested restricted stock automatically lapse.  The amounts reported in this row represent the value of the unvested restricted stock granted to each NEO under the Stock Plan assuming death or disability occurred on December 31, 2008.  Amounts were calculated based on the closing market price of the Company’ common stock ($9.32) on the last day that stock traded during the Company’s 2008 fiscal year (December 31, 2008).

(9)
The amounts reported in this row represent the incremental value of the SERP benefit calculated for each NEO assuming death on December 31, 2008 in excess of the vested amount payable due to retirement as of December 31, 2008.  In other words, this row excludes any amounts to which the NEO would be entitled under the terms of the SERP if he left the Company as of December 31, 2008 without assuming death.  These amounts are based on the benefits underlying the present values in the Pension Benefits Table beginning on page 44.  For participants younger than age 55 the death benefit was actuarially reduced to account for immediate payment as of December 31, 2008, and a 3.03% discount rate used to calculate the lump sum present value.

(10)
The amounts reported in this row represent the incremental value of the SERP benefit calculated for each NEO assuming disability on December 31, 2008 in excess of the vested amount payable due to retirement as of December 31, 2008.  In other words, this row excludes any amounts to which the NEO would be entitled under the terms of the SERP if he left the Company as of December 31, 2008 without assuming disability.  These amounts are based on the benefits underlying the present values in the Pension Benefits Table beginning on page 44.  A 3.03% discount rate was used to calculate the lump sum present value payable on December 31, 2008 if the participant was already 55 or older.  If the participant was less than age 55, the lump sum payment was calculated as of age 55 and discounted back to the NEO’s current age using a discount rate of 6.25%.

(11)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event and the execution of a full release of claims in favor of the Company, the NEO is entitled immediately to (a) exercise all stock options awarded to the NEO under the Stock Plan from the effective date of the release until the third anniversary of the date of termination, or the date the option expires under its own terms, and (b) absolute ownership of all shares of restricted stock granted to the NEO under the Stock Plan.  Under the terms of the Stock Plan, as of the effective date of a change-in-control of the Company all outstanding stock options become immediately exercisable, all restrictions on the transfer of unvested restricted stock lapse, and all performance shares are deemed earned at the target amount assigned to each award and payment is prorated based on the number of full months of the performance period with respect to each award that has lapsed as of the effective date of the change-in-control.

(12)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to (a) between two and one-half and three times the greatest of (i) the NEO’s assigned target amount under the Annual Incentive Plan for the calendar year in which the termination occurs, (ii) the amount paid to the NEO under the Annual Incentive Plan for the calendar year immediately preceding the calendar year in which the date of termination occurs, or (iii) the average of the amounts paid or payable to the NEO under the Annual Incentive Plan for each of the three calendar years immediately preceding the calendar year in which the date of termination occurs, (b) less any amounts otherwise paid or payable to the NEO under the Annual Incentive Plan with respect to the calendar year immediately preceding the calendar year in which the date of termination occurs, (c) plus the NEO’s assigned maximum amount under the Annual Incentive Plan for the year in which the date of termination occurs, prorated based upon the employment period during such year.  For Messrs. Wainscott, Horn and Kaloski, the multiple to be used is three.  For Messrs. Ferrara and Gant, the multiple to be used is two and one-half.  The amounts reported in this row assume that the termination occurred on December 31, 2008.

(13)
Under the terms of the Stock Plan, if a change-in-control occurs and a participant has outstanding grants for performance shares, each grant held by the participant is deemed to be earned at the target amount assigned to the participant on a prorated basis based upon the number of full months of the performance period with respect to each award that have elapsed as of the effective date of the change-in-control.  The prorated payment will be made to the NEO as soon as administratively feasible following the effective date of the change-in-control.  The amounts reported in this row assume that the effective date of change-in-control occurred on December 31, 2008.

(14)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to the incentive payment with respect to any completed performance period under the Long Term Plan that has not been paid as of the date of the NEO’s termination (which amount shall not be less than it would be if calculated at the NEO’s assigned target amount under the Long Term Plan), plus a prorated amount of the incentive award with respect to any incomplete performance period calculated at the NEO’s assigned target amount under the Long Term Plan for each such performance period.  The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2008 effective date of the change-in-control.

(15)
The amounts reported in this row represent the incremental value of the SERP calculated under each NEO’s change-in-control agreement in excess of the vested amount as of December 31, 2008.  In other words, this row excludes any amounts to which the NEO would be entitled if he retired on December 31, 2008 regardless of whether a change-in-control had occurred on or before that date, which amounts are based on the benefits underlying the present values in the Pension Benefits Table beginning on page 44, adjusted to reflect commencement at the earliest possible date on or after December 31, 2008.  These adjustments include a payment date of December 31, 2008 or age 55, if later, a reduction in benefits to reflect commencement prior to age 60, and a 3.03% discount rate used to calculate the lump sum present value.  Under the SERP, if a participant elects to commence payments early following his or her 55th birthday instead of after his or her 60th birthday, the payments will be reduced to the actuarial equivalent of the regular payments based upon the participant’s age and certain actuarial assumptions.  However, in the event of a change-in-control, there would be no such actuarial reduction for commencement of a participant’s benefit before age 60.  The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2008.

(16)
Under the terms of the severance agreements entered into between the Company and each NEO, in the event of a change-in-control the NEO is entitled to continue to receive certain employment benefits for the duration of his “severance period.”  The term “severance period” is either six or thirty months for Messrs. Wainscott, Horn and Kaloski and either six or twenty-four months for Messrs. Ferrara and Gant.  The shorter term applies if the NEO does not execute a release of all claims in favor of the Company relating to his employment and the longer term applies if he does execute such a release.  The employee benefits reported in this row include an annual executive physical, tax preparation and financial planning, life insurance and annual cost of health insurance for the applicable severance period.  For purposes of this table, the severance period is assumed to be the maximum period available to each NEO.

(17)
Estimated excise tax gross-up amounts reported in this row have been calculated in accordance with Internal Revenue Code Section 280G and assume that the effective date of the change-in-control occurred on December 31, 2008.  For this purpose, an NEO’s “base amount” has been calculated using W-2 Box 1 earnings for 2003-2007, stock options have been assumed to be cashed-out upon a change-in-control, each NEO is assumed to have a combined personal tax rate of 41% and a 20% excise tax, and no specific value has been ascribed to restrictive covenants.  These amounts were calculated based on the closing market price of the Company’s common stock ($9.32) on the last day that stock traded (December 31, 2008) on or before December 31, 2008.

(18)
Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive cash severance benefits in an amount equal to six months of the NEO’s base salary in a single, undiscounted lump sum payment.  If the NEO executes a full release of claims relating to his employment in favor of the Company, the NEO is entitled to receive additional cash severance in a single, undiscounted lump sum in an amount equal to either 24 or 30 months of the NEO’s base salary.  For Messrs. Wainscott, Horn and Kaloski, the period to be used is 30 months.  For Messrs. Ferrara and Gant, the period to be used is 24 months.  The amounts calculated for this row assume that the effective date of the change-in-control and termination occurred on December 31, 2008.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During 2008, the Committee met eight times and discussed the interim quarterly financial results with the Company’s Chief Financial Officer and its independent registered public accounting firm, Deloitte & Touche LLP, (the “independent auditors”) prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the independent auditors’ independence consistent with Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.  In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards.  The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the organization, responsibilities and staffing of the internal audit function.  The Committee reviewed with the Company’s independent auditors and its internal auditors their respective audit plans, audit scope and identification of audit risks.  The Committee has implemented a formal pre-approval process for non-audit fee spending and it seeks to limit this spending to a level that keeps the core relationship with the independent auditors focused on financial statement review and evaluation.

The Committee discussed and reviewed with the Company’s independent auditors all communications required by auditing standards of the PCAOB (United States), including those described in PCAOB AU 380, “Communication with Audit Committees” and Rule 2-07, “Communication with Audit Committees”, of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.  In addition, the Committee has discussed various matters with the independent auditors related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between the independent auditors and management.

The Committee has discussed and reviewed with management and the Company’s independent auditors the Company’s audited consolidated financial statements as of and for the year ended December 31, 2008, managements’ assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting.  Management has the responsibility for the preparation of the Company’s financial statements and for establishing and maintaining adequate internal control over financial reporting and the independent auditors have the responsibility for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the Company’s independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.  The Committee also retained Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009.  As a matter of good corporate governance, the Committee is seeking ratification by the Company’s stockholders of that appointment.

THE AUDIT COMMITTEE
William K. Gerber, Chair
Daniel J. Meyer
Ralph S. Michael, III
Shirley D. Peterson
Dr. James A. Thomson

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides the aggregate fees paid or accrued by the Company to its principal accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2007 and 2008, respectively:

	2007	2008
Audit Fees (1)	$2,647,000	$2,812,300
Audit-Related Fees (2)	566,000	409,200
Total Audit and Audit-Related Fees	3,213,000	3,221,500
Tax Fees (3)	1,420,000	1,396,500
Total (4)	$4,633,000	$4,618,000

(1)
Includes fees for the integrated audit of annual consolidated financial statements and reviews of unaudited quarterly consolidated financial statements, audits of internal controls over financial reporting, fees for audits required for regulatory reporting by the Company’s insurance subsidiaries and consents related to filings with the Securities and Exchange Commission.

(2)	Includes audit-related fees for audits of employee benefit plans and agreed-upon procedure engagements.

(3)	Primarily fees for tax compliance, tax planning and tax audits. In 2008, the Company paid $903,000 for tax compliance, $286,500 for tax planning and $207,000 for tax audits.

(4)	During 2008, no services were provided by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee annually approves the scope and fees payable for the year-end audit, statutory audits and employee benefit plan audits to be performed by the independent registered public accounting firm for the next fiscal year.  Management also defines and presents to the Audit Committee specific projects and categories of service, together with the corresponding fee estimates related to the services requested.  The Audit Committee reviews these requests and, if acceptable, pre-approves the engagement of the independent registered public accounting firm.  The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee at its next meeting.  The company’s Chief Financial Officer summarizes on an annual basis the external auditor services and fees paid for pre-approved services and reports on a quarterly basis if there are any new services being requested requiring pre-approval by the Audit Committee.

All of the services provided by Deloitte & Touche LLP have been approved in accordance with the foregoing policies and procedures.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors appointed Deloitte & Touche LLP, as the Company’s independent registered public accountant for the current fiscal year.  The Audit Committee and the Board of Directors seek to have the stockholders ratify this appointment.  Representatives of Deloitte & Touche LLP, are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

Although stockholder ratification is not required under the laws of the State of Delaware, the Audit Committee and the Board are submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification at the Annual Meeting as a matter of good corporate governance in order to provide a means by which stockholders may communicate their opinion with respect to this matter.  If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee may replace Deloitte & Touch LLP with another independent registered public accounting firm for the balance of the year or may decide to maintain its appointment of Deloitte & Touche LLP, whichever it deems to be in the best interests of the Company given the circumstances at that time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
AND NOMINATIONS OF DIRECTORS

The Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors.  The Company’s by-laws, including the provisions regarding stockholder proposals and nominations, were amended by the Company’s Board of Directors on January 22, 2009.  A copy of the Company’s by-laws as amended by the Board of Directors on January 22, 2009, were attached as Exhibit 3.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 28, 2009.  Notice of a stockholder proposal or Director nomination for the 2010 Annual Meeting must be received by the Company no later than March 29, 2010 and no earlier than February 27, 2010, and must contain certain information and conform to certain requirements specified in the by-laws.  If the Chairman determines at the Annual Meeting that a stockholder proposal or Director nomination was not made in accordance with the by-laws, the Company may disregard the proposal or nomination.

If a stockholder intends to present a proposal at the 2010 Annual Meeting of Stockholders and seeks to have the proposal included in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 15, 2009.  The proposal must also satisfy the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2010 Annual Meeting, but the proposal complies with the advance notice procedure prescribed by the by-laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

Any proposals, as well as any related questions, should be directed to: Secretary, AK Steel Holding Corporation, 9227 Centre Pointe Drive, West Chester, Ohio 45069.

OTHER MATTERS

The Company’s audited financial statements as of and for the year ended December 31, 2008, together with the report thereon of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, are included in the Company’s Annual Report on Form 10-K under the Securities Exchange Act of 1934.  A copy of the 2008 Annual Report on Form 10-K is included in the Company’s 2008 Annual Report to Stockholders and is being furnished on the Internet to stockholders together with this Proxy Statement.

This Proxy Statement and the accompanying form of proxy will be furnished on the Internet to stockholders on or about April 14, 2009, together with the 2008 Annual Report to Stockholders.  In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward the Notice to the beneficial owners of shares of the Company’s common stock held by them of record and will reimburse them for the reasonable out-of-pocket expenses they incur in complying with this request.  The Company retained Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $7,500 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company.  The cost of soliciting proxies will be borne by the Company.

The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting.  However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote on the matter in their discretion.

By order of the Board of Directors,
David C. Horn
Secretary
West Chester, Ohio
April 14, 2009